UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

FIRST CHARTER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2005

Dear Fellow Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of First Charter Corporation, which will be held at the First Charter Center at 10200 David Taylor Drive, Charlotte, North Carolina on April 27, 2005.

          Our meeting will begin at 10:00 a.m. for our friends and shareholders. The business to be conducted at the Annual Meeting is described in the accompanying Notice of Annual Meeting and Proxy Statement, and I invite you to pay careful attention to both of these documents. In addition, attached to the back of the Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2004.

          It is important that your shares be represented and voted at the Annual Meeting. Whether or not you choose to attend, I urge you to sign, date, and promptly return the proxy card in the enclosed postage-paid envelope. You may also vote on the Internet or by telephone. Instructions for those voting methods are listed on your proxy card.

          For your convenience, our shareholders may listen to the Annual Meeting on the Internet by visiting our website at www.FirstCharter.com and following the link provided under our “Investor Relations” section. Replays of the Annual Meeting will be made available for 14 days following the Annual Meeting.

          Thank you for your interest in First Charter. We look forward to your continued support throughout 2005.

Sincerely,

Lawrence M. Kimbrough
President and Chief Executive Officer

FIRST CHARTER CORPORATION
10200 David Taylor Drive
Charlotte, North Carolina 28262-2373

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on April 27, 2005

     TO THE SHAREHOLDERS:

          The Annual Meeting of Shareholders of First Charter Corporation will be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina on Wednesday, April 27, 2005 at 10:00 a.m., for the following purposes:

1.	To elect six directors with terms expiring in 2008;

2.	To approve an amendment to our 2000 Omnibus Stock Option and Award Plan to increase the maximum number of shares of Common Stock available for issuance pursuant to awards granted under the plan, from 2,000,000 to 3,500,000;

3.	To ratify the action of our Audit Committee in appointing KPMG LLP as our independent registered public accountants for 2005; and

4.	To transact any other business properly brought before the meeting or any adjournment thereof.

          We have fixed March 4, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting and at any adjournment thereof.

          You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy card promptly (or vote by phone or on the Internet in accordance with the instructions on the proxy card), so that your shares may be represented and voted at the Annual Meeting.

By order of the Board of Directors,

Anne C. Forrest
Vice President and Corporate Secretary

March 18, 2005

FIRST CHARTER CORPORATION
10200 David Taylor Drive
Charlotte, North Carolina 28262-2373

PROXY STATEMENT

2005 Annual Meeting of Shareholders
to be held on April 27, 2005

INFORMATION ABOUT ANNUAL MEETING AND VOTING

Background Information

     The principal executive offices of First Charter Corporation are located at 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373 and our telephone number is (704) 688-4300. We own all of the outstanding capital stock of First Charter Bank, a North Carolina state bank (“FCB”).

     References throughout this Proxy Statement to the “Corporation” (as well as the words “we,” “us” and “our”) refer to First Charter Corporation. References to “you” or “your” refer to our shareholders. The term “Common Stock” means the Corporation’s outstanding common stock.

Purpose of Proxy Statement

     The Board of Directors of First Charter Corporation is soliciting your proxy for voting at our Annual Meeting of Shareholders to be held on Wednesday, April 27, 2005 at 10:00 a.m., at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina. This Proxy Statement will be mailed to shareholders on or about March 18, 2005.

Business to be Transacted

     At the Annual Meeting, we will ask you to:

•	Elect six directors with terms expiring in 2008;

•	Approve an amendment to our 2000 Omnibus Stock Option and Award Plan to increase the maximum number of shares of Common Stock available for issuance pursuant to awards granted under the plan, from 2,000,000 to 3,500,000 (the “Plan Amendment;)

•	Ratify the action of our Audit Committee in appointing KPMG LLP as our independent registered public accountants for 2005; and

•	Consider and vote upon any other business properly brought before the meeting.

     No other items are scheduled to be voted upon.

Who May Vote

     Shareholders as of the close of business on March 4, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters voted upon at the meeting, except that shares held by FCB, whether or not held in a fiduciary capacity, may not be voted by FCB in the election of directors, but will be counted for purposes of determining a quorum for the transaction of business at the Annual Meeting.

How to Vote

     Shareholders may vote at the Annual Meeting:

•	In person;

•	By mail via the proxy card;

•	By telephone in accordance with the instructions on your proxy card; or

•	On the Internet in accordance with the instructions on your proxy card.

Quorum to Transact Business

     A quorum for the transaction of business at the Annual Meeting consists of the majority of the issued and outstanding shares of Common Stock entitled to vote on a particular matter, present in person or represented by proxy. As of the Record Date, 30,188,721 shares of Common Stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly dated proxy card or vote by phone or on the Internet in accordance with the instructions on the proxy card, your shares will be counted toward a quorum.

Voting of Shares Via Proxy

     If you have submitted a properly executed proxy via the mail (or if you vote by phone or on the Internet in accordance with the instructions on the proxy card) and a quorum is established, your shares will be voted as you indicate. However, if you mail in your proxy card and sign and date your card, but do not mark it, your shares will be voted in favor of the election of all of the nominated directors, in favor of approving the Plan Amendment and in favor of ratifying KPMG LLP as our independent registered public accountants for 2005. If you sign and date your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card) or abstain regarding any of the other matters to be voted upon, your vote will be recorded as being withheld or as an abstention, as the case may be, but it will have no effect on the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) will be counted for purposes of determining a quorum but will not affect the outcome of the vote.

Revocation of Proxy

     If you later decide to revoke or change your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Corporation; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

Vote Necessary for Action

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. The approval of the Plan Amendment and the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2005 requires an affirmative vote of the majority of the shares present and voting at the meeting.

Duplicate Proxy Statements and Cards

     You may receive more than one proxy statement, proxy card or Annual Report. This duplication will occur if title to your shares is registered differently or your shares are in more than one type of account maintained by Registrar and Transfer Company, our transfer agent. To have all your shares voted, please sign and return all proxy cards or make sure that you vote all of your shares by phone or on the Internet.

Other Business

     We know of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly presented at the meeting, your signed and dated proxy card, or your vote by telephone or on the Internet, gives authority to Robert O. Bratton, Jan H. Hollar and Anne C. Forrest to vote your shares in accordance with their best judgement.

Expenses of Solicitation

     We will pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally or by telephone, by our officers and employees without additional compensation. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies and will pay such firm a fee estimated at $6,500 plus reimbursement of expenses. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

ELECTION OF DIRECTORS

     Our Articles of Incorporation and Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors is determined by either the agreement of at least 75% of the members of the Board of Directors or by a vote of the shareholders. The directors are divided into three classes having staggered three-year terms. Each class of directors is as nearly equal in number as possible.

     Our Bylaws provide that a director’s term will expire at the first shareholders’ meeting after that director reaches age 70. Mr. H. Clark Goodwin turned 70 during the past year. The term of this director will expire at the Annual Meeting. The number of directors is currently fixed at seventeen and, effective at the Annual Meeting, will be reduced to sixteen upon the retirement of Mr. Goodwin. Proxies may not be voted for a number of persons greater than the number of nominees listed below.

     The Board of Directors has nominated the six persons listed below to be elected as directors at the Annual Meeting, each for a term to expire in 2008. Each nominee is currently a member of the Board of Directors. During 2004, Mr. Jerry A. Felts was appointed to the Board of Directors of the Corporation. Mr. Felts is in the class of directors with terms expiring in 2005. Mr. Felts is required to stand for election at the Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote to elect these six nominees listed below unless authority to vote is withheld. The nominees will serve until the 2008 Annual Meeting of Shareholders, or until an earlier resignation or retirement or until a successor shall be elected and shall qualify to serve. We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy. We recommend a vote FOR all of the nominees for election as directors.

     The names, ages and principal occupations (which have continued for the past five years unless otherwise indicated) and certain other information for each of the nominees and continuing directors are set forth below.

Nominees for Terms Expiring in 2008

     WILLIAM R. BLACK, age 56, is a medical doctor specializing in oncology. Dr. Black is the Vice Chairman of the Board of FCB and has been a director of the Corporation since 1990.

     JAMES E. BURT, III, age 67, is the Chairman of the Board of the Corporation. Mr. Burt was an Executive Vice President of the Corporation from April 2000 until his retirement effective June 30, 2000. Prior to the merger of Carolina First BancShares, Inc. (“CFBI”) into the Corporation, Mr. Burt was the President of CFBI from 1990 to April 2000, and the President and Chief Executive Officer of CFBI from December 1998 to April 2000. Mr. Burt has been a director of the Corporation since April 2000.

     JERRY A. FELTS, age 64, is a retired partner with the accounting firm of Ernst & Young LLP. Mr. Felts has been a director of the Corporation since November 2004.

     JOHN J. GODBOLD, JR., age 63, has been the President of Godbold Financial Associates, Inc., a bank consulting company, since April 2000. Prior to that time, he was Executive Vice President of FCB from December 1997 until his retirement effective December 31, 1998. Prior to the merger of Carolina State Bank (“CSB”) into FCB, Mr. Godbold served as President and Chief Executive Officer and a director of CSB. Mr. Godbold has been a director of the Corporation since December 1997.

     L. D. WARLICK, JR., age 65, is the President of Warlick Funeral Home. Mr. Warlick has served as a director of the Corporation since April 2000.

     WILLIAM W. WATERS, age 63, is the retired President of Waters Construction Company, a homebuilder. Mr. Waters has been a director of the Corporation since June 2000.

Continuing Directors with Terms Expiring in 2007

     HAROLD D. ALEXANDER, age 69, is the President and owner of Young & Alexander, Inc., an electrical, heating and air conditioning contractor. Mr. Alexander has been a director of the Corporation since April 2000.

     LAWRENCE M. KIMBROUGH, age 64, is the President and Chief Executive Officer of the Corporation and served as the President and Chief Executive Officer of FCB until April 2004. Mr. Kimbrough has been a director of the Corporation since 1986.

     SAMUEL C. KING, JR., age 57, is the President of King’s Office Supply, Inc., an office products retailer. Mr. King also has been the President of The UPS Store, Lincolnton, North Carolina, a retail packaging and shipping company, since April 1999. Mr. King has been a director of the Corporation since April 2000.

     JERRY E. McGEE, age 62, is President of Wingate University. Dr. McGee has been a director of the Corporation since 1995.

     THOMAS R. REVELS, age 52, has been the President of Healthstat Inc., a healthcare services company, since September 2001. He previously served as the President of Healthgram.com, Inc., an internet healthcare information services company, from March 2000 until August 2001. From January 1998 until February 2000, Mr. Revels was the President and Chief Executive Officer of Novant Health, Inc., Southern Piedmont Region/Presbyterian Healthcare, a healthcare services company. Mr. Revels has been a director of the Corporation since July 1997.

Continuing Directors With Terms Expiring in 2006

     MICHAEL R. COLTRANE, age 58, is the President, Chairman, and Chief Executive Officer of CT Communications, Inc., a telecommunications company. Mr. Coltrane is the Vice Chairman of the Board of the Corporation. He served as a director of the Corporation from 1983 until 1985 and has currently served as a director of the Corporation since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc.

     CHARLES A. JAMES, age 58, is the President of Mt. Pleasant Insurance Agency and the co-owner of Mt. Pleasant Bonded Warehouse, a general commodity storage company. Mr. James has been a director of the Corporation since April 2000.

     WALTER H. JONES, JR., age 63, is a partner in the law firm of Homesley, Jones, Gaines, Dudley, McLurkin & Donaldson, PLLC. Mr. Jones is the Chairman of the Board of FCB. Mr. Jones has been a director of the Corporation since April 2000.

     ELLEN L. MESSINGER, age 46, is the Vice President of Messinger Inc., a marketing company. Ms. Messinger has been a director of the Corporation since September 2003.

     HUGH H. MORRISON, age 57, is the President of E. L. Morrison Holding Company, Inc., a retail building supply company and M.B. Properties, Inc., a real estate sales, leasing and property management company. Mr. Morrison has been a director of the Corporation since 1984.

     No director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Corporation.

Compensation of Directors

     During 2004, each director of the Corporation who was not employed by the Corporation or its subsidiaries (an “outside director”) was paid director fees of (1) $1,500 per quarter for his or her services as a director, (2) $750 for each meeting of the Board of Directors of the Corporation attended, and (3) $500 for each committee meeting attended. The compensation for outside directors is periodically reviewed for adjustment.

     Deferred Compensation for Non-Employee Directors. Effective May 1, 2001, the Corporation amended and restated the First Charter Corporation 1994 Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, eligible directors may elect to defer all or part of their director’s fees for a calendar year, in exchange for Common Stock. The amount deferred, if any, must be in multiples of 25 percent of their total director’s fees. Each participant is fully vested in his or her account balance under the Deferred Compensation Plan. The Deferred Compensation Plan generally provides for fixed payments or a lump sum payment, or a combination of both, in shares of Common Stock after the participant ceases to serve as a director for any reason.

     The Common Stock purchased by the Corporation for the Deferred Compensation Plan is maintained in the First Charter Corporation Directors’ Deferred Compensation Trust, a Rabbi Trust (the “Trust”), on behalf of the participants. The assets of the Trust are subject to the claims of general creditors of the Corporation. Dividends payable on the shares of Common Stock held by the Trust will be reinvested in additional shares of Common Stock and held in the Trust for the benefit of the participants. Deferrals of director fees pursuant to this plan amounted to $145,875 for 2004.

     Effective May 1, 2001, the Corporation approved and adopted a non-qualified compensation deferral arrangement called the First Charter Corporation Directors’ Option Deferral Plan (the “Director OPT Plan”). Under the Director OPT Plan, eligible directors may elect to defer all of their director’s fees and receive option grants on mutual fund investments. Participants are offered the opportunity to direct an administrative committee to invest in separate investment funds with distinct investment objectives and risk tolerances. Deferrals of director fees pursuant to this plan amounted to $10,125 for 2004.

     In October of 2004, Congress enacted the American Jobs Creation Act of 2004 (the “2004 Act”). Under this legislation, non-qualified deferred compensation plans are subject to new rules governing the income tax treatment of contributions and distributions related to these plans. The 2004 Act could provide less favorable overall income tax treatment for mutual fund option investments beginning in 2005. As a result, participants in the Director OPT Plan may direct the administrative committee to invest their 2005 deferrals directly into mutual funds while the Corporation reviews further guidance from the Internal Revenue Service with respect to the mutual fund option investments.

     We also maintain the First Charter Stock Option Plan for Non-Employee Directors (the “Director Option Plan”) and the 2000 Omnibus Stock Option and Award Plan. The Compensation Committee from time to time may grant non-qualified options to purchase Common Stock to eligible directors of the Corporation or a subsidiary in accordance with these plans. The terms and provisions of any options granted, including the termination, vesting and accelerated exercise of the options, upon death, disability, retirement or otherwise, is subject to the discretion of the Compensation Committee. The exercise price of any option granted must be equal to the fair market value of the Common Stock on the date of grant. In January 2004, the Compensation Committee granted an option to purchase 1,800 shares of Common Stock to each of the outside directors of the Corporation and FCB. The options granted to these persons have terms of ten years and are exercisable in cumulative installments of 20% per year over the next five years, at an exercise price of $20.02 per share.

     John J. Godbold, Jr., a director of the Corporation, received commissions and payments from two related party transactions with the Corporation in the aggregate amount of $152,446 during 2004. For a more detailed description of these transactions, see “Certain Relationships and Related Transactions.”

Attendance of Directors

     During 2004, the Board of Directors held twelve meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees of the Board of Directors on which they served during 2004.

Committees of the Board of Directors

     The following is a brief description of the duties of each of our committees and a list of the members of each such committee.

     Executive Committee. Subject to limitations under North Carolina law, the Executive Committee may exercise all of the authority of the Board of Directors in the management of the Corporation. The Executive Committee reviews management reports and makes recommendations to the directors at the regularly scheduled Board of Directors meetings. The Executive Committee met five times during 2004. James E. Burt, III, (Chairman), Michael R. Coltrane (Vice Chairman), William R. Black, John J. Godbold, Jr., Walter H. Jones, Jr., Lawrence M. Kimbrough, Jerry E. McGee, and Hugh H. Morrison are the current members of the Executive Committee.

     Audit Committee. The Audit Committee, among other things, is responsible for the appointment, compensation, retention and oversight of the Corporation’s independent auditors, and reviews the Corporation’s financial statements, audit reports, internal controls and internal audit procedures. The Audit Committee met nine times during 2004. William R. Black (Chairman), Jerry A. Felts, H. Clark Goodwin, Charles A. James, Ellen L. Messinger, and L. D. Warlick, Jr. are the current members of the Audit Committee. As determined by the Board of Directors, each of the members of the Audit Committee is an independent director in accordance with the independence requirements of the Securities and Exchange Commission (the “SEC”), and the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”).

     Compensation Committee. The Compensation Committee annually reviews and recommends to the Board of Directors salary grade ranges and merit increase guidelines for our employees and the employees of our subsidiaries. In addition, the committee recommends to the Board of Directors the annual budget request for all salaries and specifically recommends to the Board of Directors all executive officers’ salaries. Furthermore, it reviews recommendations from management regarding major benefit plans and recommends to the Board of Directors annually the formula for matching contributions and discretionary contributions made by the Corporation to the First Charter Retirement Savings Plan or 401(k). The Committee also reviews recommendations for the formula for funding and payments under the Corporation’s Annual Incentive Plan (the “Annual Incentive Plan”). The Compensation Committee grants options under and administers the First Charter Comprehensive Stock Option Plan, 2000 Omnibus Stock Option and Award Plan (the “Omnibus Stock Option Plan”), the 1999 Employee Stock Purchase Plan (“1999 ESPP”), and the Director Option Plan. The Compensation Committee met four times during 2004. Jerry E. McGee (Chairman), William R. Black, Charles A. James, Walter H. Jones, Jr., and Thomas R. Revels are the current members of the Compensation Committee. In order to comply with certain restrictions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Compensation Committee will be composed solely of directors who qualify as “non-employee directors,” as that term is defined in Rule 16b-3. As determined by the Board of Directors, each of the members of the Compensation Committee is an independent director in accordance with the independence requirements of the Nasdaq Rules.

     Governance and Nominating Committee. The Governance and Nominating Committee evaluates and recommends nominees for the Board of Directors. In addition, the Governance and Nominating Committee assesses the effectiveness of the Board of Directors and its committees and assists in the development and implementation of the Corporation’s Corporate Governance Guidelines. The Governance and Nominating Committee met eight times during 2004. Walter H. Jones, Jr. (Chairman), Harold D. Alexander, Michael R. Coltrane, Ellen L. Messinger, L.D. Warlick, Jr., and William W. Waters are the current members of the Governance and Nominating Committee. As determined by the Board of Directors, each of the members of the Governance and Nominating Committee is an independent director in accordance with the independence requirements of the Nasdaq Rules.

Nominations for Director

     The Governance and Nominating Committee identifies and recommends individuals qualified to become members of the Board of Directors and recommends to the Board of Directors director nominees to be presented for shareholder approval at the Annual Meeting of Shareholders and director candidates to fill vacancies on the Board of Directors as they arise. The Governance and Nominating Committee will consider candidates recommended by shareholders for election to the Board of Directors. Our Bylaws set forth the procedures for you to follow in order to nominate persons for election to the Board of Directors. Generally, you may properly bring a nomination before the annual meeting of shareholders in a given year if you provide written notice to the Corporation’s Secretary at least 90 days, but not more than 120 days, prior to the anniversary date of the prior year’s annual meeting of shareholders. This notice must include certain biographical information relating to the person nominated. You must also inform us of the number of shares of Common Stock you beneficially own. The Governance and Nominating Committee shall consider the nomination for the Board of Directors’ slate of nominees for that year. The Bylaws provide a different time frame for submitting nominations if the annual meeting is held more than 30 days before or 60 days after the anniversary date of the prior year’s meeting. Finally, the Bylaws set forth under what circumstances you may submit a nomination for director before a special meeting of shareholders and the time frame within which the nomination must be submitted. Unless nominations are presented in accordance with these Bylaw provisions, they will be disregarded and invalid. You may obtain a copy of the Bylaws, upon written request to First Charter Corporation, Post Office Box 37937, Charlotte, North Carolina, 28237-7937, Attention: Corporate Secretary, and upon payment of $25.00 to cover the costs of reproduction and mailing.

     The Governance and Nominating Committee reviews the background and qualifications of each director nominee to determine his or her experience, competence and character and assesses such director nominee’s potential contribution to the Board of Directors. It is the policy of the Governance and Nominating Committee to select individuals as director nominees who shall have recognized personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Corporation and its shareholders. Director nominees will be selected by the Governance and Nominating Committee on the basis of their outstanding achievement in their personal careers, broad experience, wisdom, ability to make independent analytical inquiries, understanding of the business environment, specialized knowledge (such as an understanding of accounting, financial, marketing or regulatory matters), willingness to devote adequate time to the duties of the Board of Directors, and commitment to the Corporation’s communities and shared values. Shareholder nominees will be analyzed by the Governance and Nominating Committee in the same manner as nominees that are nominated by the Governance and Nominating Committee.

     All nominees for election to the Board of Directors have been recommended by the Governance and Nominating Committee. Except for Mr. Felts, all such nominees are current directors standing for re-election. Mr. Felts was appointed to the Board of Directors in November of 2004 and is required to stand for election by the shareholders of the Corporation at the Annual Meeting. Mr. Felts was identified by the Chief Executive Officer of the Corporation and recommended to the Governance and Nominating Committee by the Chief Executive Officer, management and the Audit Committee.

OWNERSHIP OF COMMON STOCK

     The following table shows, as of January 31, 2005, the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned by (i) each director and nominee for director of the Corporation, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors and executive officers as a group. Based upon a search of filings made with the Securities and Exchange Commission, no shareholder of the Corporation owns 5 percent or more of our Common Stock.

	Shares Beneficially Owned (1)
Name	Number		Percent of Class
Harold D. Alexander	129,712	(2)	*
William R. Black	106,655	(3)	*
Robert O. Bratton	216,849	(4)	*
James E. Burt, III	150,829	(5)	*
Michael R. Coltrane	94,215	(6)	*
Jerry A. Felts	500		*
John J. Godbold, Jr.	205,761	(7)	*
H. Clark Goodwin	49,726	(8)	*
Charles A. James	171,150	(9)	*
Robert E. James, Jr.	115,453	(10)	*
Walter H. Jones, Jr.	52,536	(11)	*
Lawrence M. Kimbrough	271,894	(12)	*
Samuel C. King, Jr.	77,500	(13)	*
Jerry E. McGee	30,976	(14)	*
Ellen L. Messinger	20,476	(15)	*
Hugh H. Morrison	54,129	(16)	*
Thomas R. Revels	15,670	(17)	*
Stephen M. Rownd	28,555	(18)	*
L. D. Warlick, Jr.	179,643	(19)	*
William W. Waters	68,429	(20)	*

All directors and executive officers of the Corporation as a group (20 persons)	2,040,658		6.64%

*	Less than 1%.

(1)	Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to the shares listed.

(2)	Includes 23,717 shares owned by Mr. Alexander’s spouse, as to which she has sole voting and investment power; and 7,493 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(3)	Includes 14,693 shares that may be acquired by Dr. Black upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(4)	Includes 4,166 shares owned by Mr. Bratton’s spouse, as to which she has sole voting and investment power, and 84,905 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(5)	Includes 10,667 shares owned by Mr. Burt’s spouse, as to which she has sole voting and investment power; and (i) 8,293 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 3,878 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(6)	Includes 14,693 shares that may be acquired by Mr. Coltrane upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005; and 8,406 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(7)	Includes 1,789 shares owned by Mr. Godbold’s spouse, as to which she has sole voting and investing power; and includes 13,893 shares that may be acquired by Mr. Godbold upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(8)	Includes 263 shares owned by Mr. Goodwin’s spouse, as to which she has sole voting and investment power, and 34,433 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(9)	Includes 19,200 shares owned jointly by Mr. Charles A. James and his children, as to which he has shared voting and investment power; and 2,887 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(10)	Includes 104,313 shares that may be acquired by Mr. Robert E. James, Jr. upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(11)	Includes 492 shares owned jointly by Mr. Jones and his spouse, as to which he has shared voting and investment power; 30,477 shares owned by his spouse, as to which she has sole voting and investment power; and (i) 3,087 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 11,130 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(12)	Includes 681 shares owned by Mr. Kimbrough’s spouse, as to which she has sole voting and investment power; and 196,246 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(13)	Includes 6,209 shares owned jointly by Mr. King and his spouse, as to which they have shared voting and investment power; 4,659 shares owned by his spouse, as to which she has sole voting and investment power; 14,798 shares owned by his mother, as to which she has sole voting and investment power; and (i) 7,133 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 870 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(14)	Includes (i) 14,693 shares that may be acquired by Dr. McGee upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 5,249 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(15)	Includes 409 shares owned by Ms. Messinger’s spouse, as to which he has sole voting and investment power; and 13,533 shares that may be acquired by her upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which she would have sole voting and investment power upon acquisition.

(16)	Includes 1,451 shares owned by Mr. Morrison’s spouse, as to which she has sole voting and investment power; and (i) 13,613 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 9,525 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(17)	Includes 275 shares owned jointly by Mr. Revels and his former spouse, as to which they have shared voting and investment power, and (i) 12,093 shares that may be acquired by Mr. Revels upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 3,291 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(18)	Includes 26,555 shares that may be acquired by Mr. Rownd upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

(19)	Includes 2,848 shares held by Mr. Warlick’s spouse as custodian for their children, as to which she has sole voting and investment power; 29,431 shares owned by his spouse, as to which she has sole voting and investment power; 4,243 shares owned by MGGW Ltd. Partnership, as to which he has shared voting and investment power; and (i) 6,413 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, and (ii) 38 shares as to which he may be deemed to be the beneficial owner that are held pursuant to the Deferred Compensation Plan, in each case, as to which he would have sole voting and investment power upon acquisition.

(20)	Includes 7,493 shares that may be acquired by Mr. Waters upon the exercise of stock options that are currently exercisable or become exercisable within 60 days of January 31, 2005, as to which he would have sole voting and investment power upon acquisition.

CORPORATE GOVERNANCE MATTERS

Director Independence

     Upon the consideration of the criteria and requirements regarding director independence set forth in the Nasdaq Rules, the Board of Directors has determined that each of the following directors that will serve after the date of the Annual Meeting are “independent directors”: Mr. Alexander, Dr. Black, Mr. Coltrane, Mr. Felts, Mr. James, Mr. Jones, Mr. King, Dr. McGee, Ms. Messinger, Mr. Morrison, Mr. Revels, Mr. Warlick, and Mr. Waters.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

     The Corporation’s Board of Directors has adopted the “First Charter Corporation Code of Business Conduct and Ethics,” applicable to the directors and employees (including the Chief Executive Officer and the Chief Financial Officer) of the Corporation and its subsidiaries. In addition, in furtherance of our long-standing goal of providing effective corporate governance of our business and affairs for the benefit of shareholders, the Board of Directors has also adopted the “First Charter Corporation Corporate Governance Guidelines.” A copy of each of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines is available on our website at www.FirstCharter.com under the “Corporate Governance” section.

Committee Charters

     Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee operate under written charters that have been approved by the Board of Directors. These charters are available on our website at www.FirstCharter.com under the “Corporate Governance” section.

Audit Committee Financial Expert

     The Board of Directors has determined that two members of the Audit Committee, Jerry A. Felts and H. Clark Goodwin, are audit committee financial experts. Each of Messrs. Felts and Goodwin are “independent” as that term is defined in the Nasdaq Rules. Mr. Goodwin’s term as a director will expire at the Annual Meeting.

Shareholder Communications

     You may communicate directly with any member or committee of the Board of Directors or the Chair of any committee of the Board of Directors by writing to the Board of Directors, or a specific Committee Chair or director at the following address: First Charter Corporation Board of Directors, c/o Corporate Secretary, Post Office Box 37937, Charlotte, North Carolina 28237-7937. Each such communication should specify the applicable addressee. The Board of Directors has instructed the Corporate Secretary to forward these communications to the addressee, and if no specific addressee is listed, to the Chairman of the Board of Directors.

Attendance at 2004 Annual Meeting

     At the 2004 Annual Meeting of Shareholders, seventeen members of our Board of Directors were in attendance. We believe that the Annual Meeting is an opportunity for shareholders to communicate directly with our directors. Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend the Annual Meeting of Shareholders.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is currently composed of six directors and operates under a written charter. During 2004, the Audit Committee Charter was amended and such amended Charter was adopted by the Board of Directors and is attached hereto as Appendix A.

     Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, and oversight of the Corporation’s independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit

Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards).

     The Corporation’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors that firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

William R. Black	Charles A. James
Jerry A. Felts	Ellen L. Messinger
H. Clark Goodwin	L. D. Warlick, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table shows the compensation of the Chief Executive Officer and each person who was an executive officer of the Corporation during 2004 (the “named executive officers”), in each case, for services rendered in all capacities during the periods indicated.

		Annual Compensation			Long Term Compensation
				Other		Securities
				Annual	Restricted	Underlying	All Other
		Salary	Bonus	Compensation	Stock Award	Options/SARs	Compensation
Name and Principal Position(s)	Year	($)	($) (1)	($) (2)	($) (3)	(#)	($)
Lawrence M. Kimbrough	2004	$375,000	$167,438	—	—	1,875	$30,130	(4)
President and Chief	2003	375,000	—	—	—	49,466	29,529
Executive Officer of FCC	2002	350,000	218,750	—	—	48,650	37,307

Robert O. Bratton	2004	$212,160	$75,784	—	—	1,061	$19,543	(4)
Executive Vice President,	2003	212,160	—	—	—	22,617	17,101
Chief Financial Officer	2002	204,000	102,000	—	—	22,965	21,457
and Treasurer

Robert E. James	2004	$227,506	$101,582	—	—	—	$19,898	(4)
President and Chief	2003	212,160	—	—	—	21,597	17,103
Executive Officer of FCB	2002	204,000	102,000	—	—	21,985	21,457

Stephen M. Rownd	2004	$198,640	$78,050	—	—	—	$6,776	(4)
Executive Vice President	2003	198,640	—	—	—	20,220	14,845
	2002	191,000	84,040	—	—	20,584	15,233

(1)	Represents amounts earned pursuant to the Corporation’s Annual Incentive Plan for the year indicated. Amounts earned during a particular year are paid during the succeeding calendar year after they are earned. See “Report of Compensation Committee on Executive Compensation” for a brief description of the Annual Incentive Plan.

(2)	As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown for any executive officer with respect to “perquisites,” where such amounts do not exceed the lesser of (i) 10% of the sum of the amounts of salary and bonus for the executive officer, or (ii) $50,000.

(3)	From time to time, the Corporation grants restricted stock awards to the named executive officers. No such awards were granted during the three years represented by this table; however, grants were made in prior years. Holders of restricted stock receive the same cash dividends as other shareholders owning Common Stock. The restrictions imposed on the restricted shares lapse with respect to one-fifth of the shares on the last day of each year beginning the year the shares were granted. In the event the participant’s employment with the Corporation ends due to the participant’s death, disability or retirement with the consent of the Corporation, or because the Corporation undergoes a change of control, all restrictions will lapse and all restricted shares will be released to the participant. A portion of the restricted shares previously granted to Mr. Rownd vested during 2004. At December 31, 2004 the aggregate number and market value of the restricted shares that had vested 100% with respect to the restricted shares owned by Mr. Rownd were 2,000 ($52,340) based on the closing price of $26.17 of the Common Stock as reported by the Nasdaq National Market on December 31, 2004.

(4)	Consists of (i) amounts contributed by the Corporation under the Retirement Savings Plan; (ii) amounts contributed by the Corporation under the First Charter Option Plan Trust (the “OPT Plan”); and (iii) the dollar value of the premium paid by the Corporation for term life insurance. The amounts paid pursuant to the Retirement Savings Plan are as follows: Kimbrough $17,590; Bratton $17,230; James $17,590; and Rownd $6,150. Amounts contributed to the OPT Plan by the Corporation are as follows: Kimbrough $8,976; Bratton $378; and James $1,188. The dollar amount of premiums paid by the Corporation for term life insurance are as follows: Kimbrough $3,564; Bratton $1,935; James $1,120; and Rownd $626.

Stock Option Plans

     We have in effect the Omnibus Stock Option Plan, the Comprehensive Stock Option Plan, and the 1999 ESPP pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and its subsidiaries.

     The following table indicates option grants pursuant to our plans during our last fiscal year.

Option/SAR Grants in Last Fiscal Year

Individual Grants
Percent of
	Number of	Total Options/
	Securities	SARs Granted	Exercise
	Underlying	to Employees	or Base	Date of Grant		Grant Date
	Options/SARs	in Fiscal	Price	Market	Expiration	Present
Name	Granted	Year (1)	($/Sh)	Value	Date	Value (2)

L.M. Kimbrough	1,875 (3)	0.48%	$16.970 (4)	$19.680	12/31/04	$6,077 (5)

R.O. Bratton	1,061 (3)	0.27%	$16.970 (4)	$19.680	12/31/04	$3,439 (5)

(1)	Based on options to purchase 390,134 shares granted to all employees.

(2)	Values are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(3)	Represents shares covered by options granted in 2004 pursuant to the Corporation’s 1999 ESPP. The 1999 ESPP is a tax qualified plan adopted pursuant to Section 423 under the IRS Code. Pursuant to the

1999 ESPP, eligible employees are notified of the number of shares with respect to which options can be granted to such employee thereunder, and then each employee elects the number of shares to be so covered by the options. The number in the table represents the number of shares so elected. Options granted under the 1999 ESPP are exercisable in the year they are granted, after which they expire if not exercised. Options granted under the 1999 ESPP have an exercise price equal to 85% of the fair market value of such shares on November 20, 2003.

(4)	Represents the closing price of $19.68 on January 2, 2004, the date of the grant. The actual exercise price of $16.97 is calculated based on 85% of the average of the bid and ask price on November 20, 2003. This date, as set by the terms of the 1999 ESPP, was recommended by the Compensation Committee and ratified by the Board of Directors.

(5)	The estimated values under the Black-Scholes model for options granted under the 1999 ESPP are based on the following assumptions: exercise price is 85% of the fair market value on November 20, 2003; exercisable term is the year in which the options are granted; no discounts have been taken for vesting or restrictions; the risk free rate used is based on the 1-year Treasury note yield as of the date the options were issued; the volatility factor is 23% (based on the preceding 12 months); and the dividend yield is 3.76% (based on the preceding 12 months).

     The following table provides a summary of the stock options exercised during 2004 by the named executive officers and the value of each executive’s unexercised stock options held at fiscal year end under our stock option plans.

Aggregated Option / SAR Exercises in 2004 and Option / SAR Values at December 31, 2004

			Number of
			Securities Underlying		Value of
	Shares		Unexercised Options/SARs		In-the-money Options/SARs (1)
	Acquired on	Value	at 12/31/04		at 12/31/04
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
L.M. Kimbrough	7,040	$97,891	168,358	65,948	$1,461,878	$555,848

R.O. Bratton	45,850	392,357	40,184	30,732	388,304	260,367

R.E. James	—	—	90,937	30,732	847,656	260,367

S. M. Rownd	—	—	41,851	30,775	423,900	269,256

(1)	Determined based on the closing price of $26.17 of the Common Stock as reported by the Nasdaq National Market on December 31, 2004.

Change in Control and Employment Agreements

     Lawrence M. Kimbrough. Pursuant to an amended and restated employment agreement between the Corporation and Lawrence M. Kimbrough effective December 19, 2001, Mr. Kimbrough is employed by the Corporation as Chief Executive Officer for a rolling thirty-six month term which, unless the agreement is terminated earlier, automatically extends on the last day of each successive month thereafter, with the last such possible thirty-six month term expiring on January 31, 2006. Under the terms of the agreement, Mr. Kimbrough will receive an annual base salary of at least $300,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

     Pursuant to a supplemental executive retirement plan between Mr. Kimbrough and the Corporation dated June 30, 1999, and as amended and restated December 19, 2001, Mr. Kimbrough will be entitled to receive a total of $1,980,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit became 40% vested on the date the supplemental agreement was entered into and vests in additional 12% increments on June 30 of each year thereafter, beginning June 30, 2000, until fully vested on June 30, 2005. This benefit will become fully vested if (i) Mr. Kimbrough dies, (ii) Mr. Kimbrough becomes disabled, or (iii) upon a “change in control” as described below, and is subject to forfeiture under certain circumstances.

     In addition, Mr. Kimbrough has certain other rights in connection with a “change in control” as described below.

     Robert O. Bratton. Pursuant to an amended and restated employment agreement between the Corporation and Robert O. Bratton effective December 19, 2001, Mr. Bratton is employed by the Corporation as Executive Vice President for a rolling thirty-six month term which, unless terminated earlier, automatically extends on the last day of each successive month thereafter, with the last such possible thirty-six month term expiring on July 31, 2013. Under the terms of the agreement, Mr. Bratton will receive an annual base salary of at least $196,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

     Pursuant to a supplemental executive retirement plan between Mr. Bratton and the Corporation dated June 30, 1999, and as amended and restated December 19, 2001, Mr. Bratton will be entitled to receive a total of $560,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit became 50% vested on the date the supplemental agreement was entered into and vests in additional 10% increments on June 30 of each year thereafter, beginning June 30, 2000, until fully vested on June 30, 2005. This benefit will become fully vested if (i) Mr. Bratton dies, (ii) Mr. Bratton becomes disabled, or (iii) upon a “change in control” as described below, and is subject to forfeiture under certain circumstances.

     In addition, Mr. Bratton has certain other rights in connection with a “change in control” as described below.

     Pursuant to a Separation Agreement and Release between the Corporation and Mr. Bratton, dated February 1, 2005 (the “Separation Agreement”), Mr. Bratton commenced his transition from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Corporation on February 1, 2005 (the “Transition Date”). He will continue to be employed by, and will continue to receive his current regular compensation, benefits and any earned incentive compensation from the Corporation after the Transition Date until March 31, 2005 (the “Separation Date”), at which time his employment agreement will terminate. Mr. Bratton will receive severance pay in the amount of $658,757, in equal installments for a period of thirty-six months (the “Payment Period”) less appropriate deductions, including state and federal taxes. During the Payment Period, the Corporation will continue to provide Mr. Bratton and his eligible dependents with his current group health, dental and life insurance, supplemental life insurance and disability benefits, subject to the terms and provisions of the applicable plans. The value of these fringe benefits has not been determined. Mr. Bratton will receive a payment from the Corporation in the aggregate amount of $177,784 in lieu of his regular Incentive Plan payments as if he had continued to be employed by the Corporation through March 31, 2008, in three equal payments of $59,261 at the same time as each of the regular plan payments would have been payable for 2005, 2006, and 2007, in each case, less appropriate deductions, including state and federal taxes. In addition, any current unexercised, non-vested options to purchase the Common Stock previously granted to Mr. Bratton under the Corporation’s Omnibus Stock Option Plan and Comprehensive Stock Option Plan will become fully vested on the Separation Date, and Mr. Bratton will be required to exercise all such outstanding, non-lapsed vested stock options within ninety days of the Separation Date. Mr. Bratton will be entitled to outplacement services, continued payment of general membership dues, fees and assessments for clubs of which he is currently a member, retention of his company issued laptop computer and personal digital organizer, and a lump sum payment of $50,625 in lieu of continued company car use. In addition, the excess parachute payment provisions contained in his employment agreement have been retained. The Corporation will incur a charge with respect to the aggregate estimated value of the benefits in connection with this severance arrangement in the first quarter of 2005.

     In exchange for the severance and other benefits contained in the Separation Agreement, Mr. Bratton has agreed to honor the existing confidentiality, return of records and non-competition provisions of his employment agreement, and fully release the Corporation, and its subsidiaries and affiliate companies from all claims, subject to limited exceptions.

     Robert E. James. Pursuant to an amended and restated employment agreement between the Corporation and Robert E. James effective December 19, 2001, Mr. James is employed by the Corporation as Executive Vice President for a rolling thirty-six month term which, unless terminated earlier, automatically extends on the last day of each successive month thereafter, with the last such possible thirty-six month term expiring on October 31, 2015. Under the terms of the agreement, Mr. James will receive an annual base salary of at least $196,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

     Pursuant to a supplemental executive retirement plan between Mr. James and the Corporation dated June 21, 1999, and as amended and restated December 19, 2001, Mr. James will be entitled to receive a total of $785,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit will become 50% vested on January 1, 2005 and vests in additional 10% increments on January 1 of each year thereafter, beginning January 1, 2005, until fully vested on January 1, 2009. This benefit will become fully vested if (i) Mr. James dies, (ii) Mr. James becomes disabled, or (iii) upon a “change in control” as described below, and is subject to forfeiture under certain circumstances.

     In addition, Mr. James has certain other rights in connection with a “change in control” as described below.

     Stephen M. Rownd. Pursuant to an amended and restated employment agreement between the Corporation and Stephen M. Rownd effective December 19, 2001, Mr. Rownd is employed by the Corporation as Executive Vice President for a rolling thirty-six month term which, unless terminated earlier, automatically extends on the last day of each successive month thereafter, with the last such possible thirty-six month term expiring on May 31, 2024. Under the terms of the agreement, Mr. Rownd will receive an annual base salary of at least $183,600 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

     Mr. Rownd and the Corporation are also parties to a supplemental executive retirement plan effective December 19, 2001, pursuant to which Mr. Rownd will be entitled to receive a total of $1,205,000, if certain conditions are satisfied, when he reaches age 65. Such benefit will become 50% vested on January 1, 2006 and vests in additional 10% increments on January 1 of each year thereafter, beginning January 1, 2007, until fully vested on January 1, 2011. This benefit will become fully vested if (i) Mr. Rownd dies, (ii) Mr. Rownd becomes disabled, or (iii) upon a “change in control” as described below, and is subject to forfeiture under certain circumstances.

     In addition, Mr. Rownd has certain other rights in connection with a “change in control” as described below.

     Change in Control. The employment agreements between the Corporation and Messrs. Kimbrough, Bratton, James and Rownd contain provisions relating to a change in control. These agreements provide for certain payments to such officers in the event their employment is terminated following a “change in control” of the Corporation. For purposes of the agreements, a “change in control” generally includes a merger or similar transaction involving the Corporation in which the Corporation’s shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation’s assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation’s Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws.

     To be entitled to payments upon such a change in control, (a) the officer’s employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. “Cause” is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer’s duties, conviction of a crime involving moral turpitude or for any felony, embezzlement or theft, gross inattention or dereliction of duty or the breach by the officer of certain other duties and obligations. “Good reason” generally means a material reduction in the officer’s duties or a change in title resulting in reduction of the officer’s duties, a material reduction in salary or bonus, or the relocation of the officer to an area farther than a specified distance from their primary employment location.

     The respective employment agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 35 months following an event which would entitle such officer to payments under his agreement. These employment agreements also eliminate the tax-related ceiling on post employment compensation under Section 280G of the Internal Revenue Code of 1986, as amended, by providing for a corresponding payment by the Corporation of any taxes imposed by that section. In addition, upon a change in control resulting in the loss of employment for each of the named executives, the benefits provided under their supplemental executive retirement plans automatically vest 100%, if not fully vested.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Recommendations regarding the compensation of our executive officers generally are presented by the Compensation Committee to the entire Board of Directors for approval. The Human Resources Strategies Committee, comprised of certain executive and senior officers of the Corporation, prepares recommendations on salary grade ranges and merit increase guidelines for review and approval by the Compensation Committee as well as the annual budget request for salaries and benefits. The Executive Leadership Group approves salaries for all personnel, with the exception of executive officers, within the parameters of the annual salary administration program. The Chief Executive Officer (“CEO”) presents recommendations to the Compensation Committee for the annual salaries of all executive officers other than the CEO. The Compensation Committee, in turn, reviews and analyzes all information submitted to it. Thereafter, the Compensation Committee determines its recommendations to the Board of Directors regarding compensation of all executive officers of the Corporation, including recommendations regarding the compensation of the CEO. During 2004, the Board of Directors approved all recommendations of the Compensation Committee.

     Set forth below is a report of the Compensation Committee regarding executive compensation for fiscal year 2004.

     Executive Compensation Policies and Program. Our executive compensation program is designed to:

•	Attract and retain qualified management;

•	Enhance short-term financial performance; and

•	Enhance long-term shareholder value.

     The total compensation package for our executives includes cash and equity-based compensation. Annual compensation may consist of a base salary, an annual incentive award (“bonus”), grants of stock options and grants of restricted stock. Our policy is generally to provide a base salary that might fall at or below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation.

     During 2004, the Compensation Committee reviewed the Corporation’s annual compensation package for the CEO and other executive officers. In general, the Compensation Committee used the information contained in a report (the “Report”) provided by a compensation consultant utilized during 2003 to maintain levels of total annual cash compensation for 2004 (salary and potential bonus amounts, each as discussed below) that fell at or slightly below the targets. As a result of not meeting the target EPS goal, executives received an award that was lower than target from the Annual Incentive Plan, which caused their overall cash compensation to be below target.

     The peer financial institutions considered by the consultant in 2003 represent eleven publicly-traded financial institutions with assets from $2.4 billion to $4.1 billion. The institutions included in the Report are not necessarily included among the institutions that comprise the SNL Southeast Bank Index in the Performance Graph contained elsewhere in this Proxy Statement.

     Base Salaries. Generally, the Compensation Committee determines the recommended level of base salary for the CEO and the Corporation’s other executive officers and salary ranges for all other personnel, in each case based on competitive norms derived from periodic reports of consultants, such as that described above, as well as annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. The Compensation Committee also considers employment agreements, if any, which entitle executives to certain salaries and other benefits. Actual salary changes are based upon a written evaluation of each individual’s performance based on numerous criteria and the weighing of such criteria using a previously established formula. In addition, with respect to each executive, including the CEO, the Compensation Committee considers the individual’s performance, including that individual’s total level of experience in the banking industry, his record of performance and contribution to our success relative to his job responsibilities and his overall service to us. When setting 2004 salaries the Compensation Committee did not raise executive base salaries from 2003 in recognition of the difficult year experienced by the Corporation during 2003. During 2004, the Compensation Committee accepted the recommendation to approve a 9.9 percent increase in the base salary of Mr. James due to his promotion to Chief Executive Officer of First Charter Bank in April 2004. No other executive officers received a mid-year increase during 2004.

     Bonuses. We also maintain the Annual Incentive Plan for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Compensation Committee annually determines the executive officers eligible to participate in the Annual Incentive Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on our earnings, are selected to participate in the Annual Incentive Plan. The formula for the Annual Incentive Plan was based on Earnings Per Share (EPS). Actual bonuses paid pursuant to the Annual Incentive Plan are based on EPS for the Corporation at fiscal year end. No bonuses may be paid unless we reach minimum performance goals, determined at the beginning of each year.

     Under the Annual Incentive Plan, the Compensation Committee annually establishes a target bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of that executive. The percentages are determined based on the executive’s relative responsibilities and ability to impact the financial and operating performance of the Corporation. At year-end, the Compensation Committee reviews the Corporation’s financial performance as it relates to EPS, and determines the actual amounts available to be awarded to participants. An executive’s bonus is based upon the achievement of EPS goals. The executive receives compensation based upon a comparison of actual EPS as they relate to budgeted amounts. For 2004, the formula indicated that if EPS did not exceed $1.28 the executive would not receive any bonus. EPS of $1.43 (target) was required to receive a bonus equal 100 percent of such executive officer’s base salary and EPS of between $1.29 and $1.42 would entitle the executive to a bonus of between 50 percent to 96.6 percent of such executive’s base salary. The formula would have paid a bonus of up to 200% of an executive’s base salary if EPS of $1.57 had been attained. During 2004, we did not achieve the EPS target of $1.43 and consequently bonuses awarded pursuant to this formula were less than the targeted amount. Up to an additional 25% of the executive’s bonus may be paid to the executive, in the discretion of the Compensation Committee, based on the participant’s individual performance. When evaluating the performance of a participant, the Compensation Committee considers the Corporation’s actual operating performance (such as increased sales and revenues, growth in assets, reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased noninterest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive’s ability to impact the various components of that plan. Other criteria considered include the executive’s initiative, contribution to overall corporate performance and managerial ability. The Compensation Committee awarded incentive compensation to Mr. Kimbrough, Mr. Bratton, Mr. James and Mr. Rownd for their 2004 performance and Mr. Rownd was awarded additional compensation for his performance.

     Equity Based Compensation. The final component of an executive’s annual compensation consists of stock options and restricted stock awards. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value. We maintain the Comprehensive Stock Option Plan and the Omnibus Stock Option Plan pursuant to which we may grant stock options (both incentive stock options and non-qualified stock options) to key employees. The Compensation Committee administers the Comprehensive Stock Option Plan and the Omnibus Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which those options are granted and the number of shares subject to the options. In general, when determining the key employees to whom options shall be granted, the Compensation Committee considers an employee’s relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.

     When granting options, the Compensation Committee considers a formula whereby the aggregate value of options granted is based on a percentage of base salary. The percentages of base salaries, in turn, are determined based on the relative positions of the executives with the Corporation. Through this process, the Compensation Committee did not make grants of stock options to any executive officers during 2004. Awards were made to Mr. Bratton, Mr. James, and Mr. Rownd in 2005 in recognition of their 2004 performance.

     In addition to the Comprehensive Stock Option Plan and the Omnibus Stock Option Plan, we maintain the 1999 ESPP pursuant to which all eligible employees of the Corporation, including executive officers, are entitled to purchase Common Stock at an exercise price equal to not less than 85% of the fair market value of the stock at the date recommended by the Compensation Committee each year. The number of shares each eligible employee, including executive officers, is entitled to purchase is determined based on base salary levels of such employees. During 2004, grants were made pursuant to the terms of the plan.

     We also maintain the First Charter Restricted Stock Award Program (the “Restricted Stock Program”) administered by the Board of Directors in its sole discretion, including the determination of the individuals to whom restricted shares shall be awarded, the number of shares to be awarded, the restrictions to be applicable to such restricted shares, and all other terms of the awards. During 2004, no restricted stock awards were granted to executive officers.

     Effective December 1, 2000, the Corporation approved and adopted a non-qualified compensation deferral arrangement called the First Charter Option Plan Trust (the “OPT Plan”). The OPT Plan is a tax-deferred capital accumulation plan. Under the OPT Plan, eligible participants may elect to defer up to all of their base salary and bonus and receive options on mutual fund investments. In addition, the Corporation may grant participants bonus options in lieu of cash bonuses. Participants are offered the opportunity to direct an administrative committee to invest in separate investment funds with distinct investment objectives and risk tolerances. Eligible employees for the OPT Plan include executive management as well as selected key members of senior management.

     In October of 2004, Congress enacted the American Jobs Creation Act of 2004 (the “2004 Act”). Under this legislation, non-qualified deferred compensation plans are subject to new rules governing the income tax treatment of contributions and distributions related to these plans. The 2004 Act could provide less favorable overall income tax treatment for mutual fund option investments beginning in 2005. As a result, participants in the OPT Plan may direct the administrative committee to invest their 2005 deferrals directly into mutual funds while the Corporation reviews further guidance from the Internal Revenue Service with respect to the mutual fund option investments.

     The CEO and executive officers have the ability to be awarded income that is lost as a result of restrictions for highly compensated employees and IRS limitations. A calculation was made for each executive, based on his participation in the First Charter Retirement Savings Plan (our 401(k) plan) and that amount, if applicable, was contributed to the OPT Plan.

     Other. In addition to the above forms of compensation, we also provide group term life insurance for our employees, including executive officers. Executive officers generally also participate in the Retirement Savings Plan or 401(k), pursuant to which (i) an eligible employee may elect to defer between 1% and 50% of compensation; (ii) we contribute quarterly a match of 50 cents for each dollar contributed, up to 6% of pay; (iii) we may contribute annually a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants’ accounts in proportion to their elective deferrals up to 6%, for such year; and (iv) we may contribute annually a discretionary contribution as determined by the Board of Directors, from time to time, allocated to eligible employees, including executive officers, based upon their eligible compensation. Finally, certain of our executives, including the CEO, are parties to employment agreements which include change in control agreements that provide for continued salary, bonus and benefits for a certain period of time upon termination of employment following a change in control of the Corporation, and certain executive officers may be a party to salary continuation agreements.

     Compensation of Chief Executive Officer. The Board of Directors determines the CEO’s compensation based on recommendations of the Compensation Committee. The CEO’s compensation is divided into three segments, base salary, annual incentive and long term incentive. The base salary segment represents an evaluation by the Compensation Committee and usually results in a merit increase comparable to the level of personal performance of the CEO as measured against certain factors agreed to by the CEO and the Compensation Committee. Factors considered by the Compensation Committee in recommending the CEO’s 2004 base salary included an analysis of the disappointing financial performance of the Corporation during 2003. During 2004, the CEO’s base salary remained at $375,000. The annual incentive segment of the CEO’s compensation is based on the Annual Incentive Plan and is calculated in the same manner as described under the Bonuses section of this report. Based on this calculation, the CEO earned a cash bonus of $167,438, which was less than the 2004 targeted amount pursuant to the Annual Incentive Plan formula, since the EPS goal of $1.43 was not reached. The long term incentive segment of the CEO’s compensation is awarded in the same manner as described in the Equity Based Compensation section of this report, however Mr. Kimbrough did not receive stock options in

2004 or in 2005 for 2004 performance. The total compensation for the CEO in 2004 was somewhat below market for comparable executives as set forth in the Report.

Submitted by the Compensation Committee of the Board of Directors:

William R. Black	Jerry E. McGee
Charles A. James	Thomas R. Revels
Walter H. Jones, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Walter H. Jones, Jr., a member of the Compensation Committee, is a Partner in the law firm of Homesley, Jones, Gaines, Dudley, McLurkin & Donaldson, PLLC. That firm has been engaged from time to time by the Corporation for representation in various matters involving collections and foreclosures. During 2004, total legal fees paid by the Corporation to this firm was only approximately $4,363.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with (i) the Nasdaq Stock Market (Composite) Index, a broad equity market index and (ii) the SNL Southeast Bank Index, a published banking industry index that, at December 31, 2004, included 132 exchange traded banks located in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia, assuming in each case, the investment of $100 on December 31, 1999 and the reinvestment of dividends. The Nasdaq Stock Market (Composite) Index was formerly referred to as the Nasdaq Stock Market (U.S. Companies) Index.

FIRST CHARTER CORPORATION
FIVE-YEAR PERFORMANCE INDEX

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

First Charter Corporation	100.00	104.78	131.06	138.04	155.69	215.37
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Southeast Bank Index	100.00	100.41	125.09	138.18	173.52	205.78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FCB has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and its subsidiaries and their associates. All loans and commitments included in these transactions were made and are expected to be made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

     In the opinion of management, each of the following transactions was on terms no more or less favorable than those prevailing at the time for comparable transactions with unaffiliated parties.

     On June 29, 2000, the Corporation and James E. Burt, III, a director of the Corporation, entered into a Separation and Consulting Agreement terminating Mr. Burt’s employment with the Corporation and his prior employment agreements with the Corporation and its successors (the “Burt Agreement”). Pursuant to the Burt Agreement, Mr. Burt will serve as a consultant to the Corporation on a part-time basis until July 31, 2007, unless the consultancy is terminated earlier. Mr. Burt advises the Corporation on its business, customers, products and services, and he remains under the terms of an ongoing non-competition agreement with the Corporation both during the term of the Burt Agreement and for a two-year period following the termination or end of the Burt Agreement. In addition, pursuant to the Burt Agreement, through July 2002, the Corporation provided Mr. Burt with the same or similar general group health and life insurance benefits he received immediately prior to the termination of his employment. During 2004, Mr. Burt received $85,938 for his consulting services.

     During 2001, the Corporation decided to upgrade its service offerings to include an automatic overdraft product, which allows customers the ability to overdraw their account and have their transactions honored for a fee. During the fourth quarter of 2001, the Corporation engaged Impact Financial Services (“Impact”) to provide this product. Impact received a fee from the Corporation equal to 15 percent of the incremental income from this new product for a twenty-four month period commencing the fourth full month after the Corporation began to offer the product. John J. Godbold, Jr., a director of the Corporation, is the president and owner of Godbold Financial Associates, Inc. (“GFA”), which acts as an independent sales representative for Impact for Maryland, North Carolina, South Carolina and Virginia and as such GFA and Mr. Godbold received commissions from Impact based on fees earned by Impact. Management believes that this transaction is at arms-length. Pursuant to the Corporation’s conflict of interest policy for directors and executive officers, the members of the Corporation’s Board of Directors who did not have a direct or indirect interest in the related party transaction, reviewed this related party transaction and determined that it was fair to the Corporation and subsequently approved and ratified the transaction. As described above, no fees were required to be paid to Impact until the fourth full month following introduction of the new product, therefore, no fees were payable to Impact and no commissions were payable to GFA and Mr. Godbold until March 2002. This arrangement terminated on March 31, 2004. For the three months ended March 31, 2004, the Corporation received revenues of approximately $1.1 million, which resulted in fees of $164,000 to Impact and resulted in Impact paying commissions to GFA (and Mr. Godbold) of $115,000. For the years ended December 31, 2003 and December 31, 2002, the Corporation received revenues of approximately $7.4 million and $4.9 million, respectively, which resulted in fees of $1.1 million and $627,000, respectively, to Impact and resulted in Impact paying commissions to GFA (and Mr. Godbold) of $759,000 and $439,000, respectively.

     During the third quarter of 2004, the Corporation entered into a software licensing agreement and regulatory compliance guarantee with Impact for a three-year period. The aggregate cost for the three-year period is $75,600. Mr. Godbold has a 50% financial interest in this transaction. Pursuant to the Corporation’s conflict of interest policy for directors and executive officers, the members of the Corporation’s Board of Directors who did not have a direct or indirect interest in the related party transaction reviewed this related party transaction and determined that it was fair to the Corporation and subsequently approved the transaction.

     Samuel C. King, Jr., a director of the Corporation, is the President of King’s Office Supply, Inc., an office products retailer. During 2004, the Corporation purchased an aggregate total of $55,743 of office products and furniture from King’s Office Supply, Inc.

APPROVAL OF AMENDMENT TO FIRST CHARTER CORPORATION 2000 OMNIBUS STOCK
OPTION AND AWARD PLAN

     Our 2000 Omnibus Stock Option and Award Plan (the “Plan”) was approved by our shareholders on June 6, 2000. Under that approval, the Corporation was authorized to issue up to 2,000,000 shares of Common Stock pursuant to Awards (as defined below) under the Plan. As of February 28, 2005, there were 11,405 shares of Common Stock remaining available for issuance pursuant to future Awards under the Plan. To date, all awards granted under the Plan have been in the form of stock options.

     On February 23, 2005, upon the recommendation of the Compensation Committee (the “Committee”), the Board of Directors adopted an amendment to the Plan (the “Plan Amendment”), which is subject to the approval of our shareholders. The Plan Amendment increases the maximum aggregate number of shares of Common Stock available for Awards under the Plan from 2,000,000 to 3,500,000. If our shareholders approve the Plan Amendment, the maximum number of shares of Common Stock available for future grants of Awards under the Plan, after deducting the number of shares of Common Stock subject to outstanding Awards previously granted under the Plan, would be 1,511,405. This amount is subject to increase in the event that the various Awards granted under the Plan are not delivered or purchased, are reacquired by the Corporation, are forfeited, terminated, or are unearned, as applicable.

     The full text of the Plan as it is proposed to be amended is set forth in its entirety as Appendix B, and the following description of the Plan is qualified in its entirety by reference to Appendix B.

     The Board of Directors believes that the Plan Amendment is necessary to allow the Corporation to continue to attract and retain the services of personnel who are essential to the future growth and success of the Corporation.

Description of the Plan

     General. The purpose of the Plan is to provide us with a way to provide the employees and directors of the Corporation and its subsidiaries the benefits of ownership of Common Stock. The Plan is designed to help us attract and retain personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate these individuals through added incentives to further contribute to our future growth and success.

     Under the Plan, stock options, stock appreciation rights, shares of restricted stock, stock awards or performance shares, or a combination of any such awards (collectively, “Awards”), may be granted from time to time to Eligible Persons, all generally in the discretion of the Committee which is responsible for administering the Plan. Each Award under the Plan will be evidenced by a separate written agreement which contains the terms and conditions of the Award. “Eligible Persons” generally include any employee of the Corporation or its subsidiaries, members of the Board of Directors of the Corporation or its subsidiaries and any other person whose participation the Committee determines is in the Corporation’s best interest. There is no maximum number of persons eligible to receive Awards under the Plan, nor is there any limit on the amount of Awards that may be granted to any person, except as described below with respect to incentive stock options. We intend that stock options or other grants of Awards under the Plan to persons subject to Section 16 of the Exchange Act will satisfy the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

     Administration. The Plan is administered by the Committee. The Committee consists solely of “non-employee directors,” as that term is defined in Rule 16b-3. Under the Plan, generally the Committee has complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards. The Committee also has discretion to interpret the Plan and the Awards granted under the Plan and to make other determinations necessary or advisable for the administration of the Plan.

     Adjustments in Awards and Authorized Shares. In the discretion of the Committee, the total amount of shares with respect to which Awards may be granted under the Plan and rights of outstanding Awards will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock.

     Amendment and Termination. Generally, the Board of Directors of the Corporation, upon recommendation of the Committee or otherwise, may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision of the Plan. However, if required by the Exchange Act or the Internal Revenue Code of 1986, as amended (the “Code”), no amendment to the Plan may be made without the approval of our shareholders, that (i) materially alters the group of persons eligible to participate in the Plan, (ii) except as described above, increases the maximum number of shares of Common Stock available for Awards under the Plan, (iii) extends the period during which ISOs (as defined below) may be awarded beyond April 19, 2010, or (iv) alters the class of individuals eligible to receive an ISO, or increases the value of shares of Common Stock for which an eligible employee may be granted an ISO.

     Change of Control. The Plan provides that, upon the occurrence of a Change of Control: (i) outstanding stock options and stock appreciation rights will become immediately exercisable in full (subject to any appropriate adjustments in the number of shares subject to the option and the option price), regardless of their terms, and will remain exercisable for the remaining term of the option; (ii) outstanding performance shares will be deemed 100% earned and a pro rata portion of such performance shares (based on the portion of the applicable performance period that has elapsed at such time) will be paid to the participant; and (iii) outstanding shares of restricted stock will be deemed vested and all restrictions on such shares will be deemed lapsed. A Change of Control is defined under the Plan as (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) in the absence of a prior expression of approval by the Board of Directors of the Corporation, the acquisition of more than 20% of the Corporation’s voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, at the date of adoption of the Plan by the Board of Directors, more than 5% of the Corporation’s voting capital stock. In addition, the Committee generally has the discretion to take such actions and make such adjustments with respect to outstanding Awards as it deems necessary or advisable, and fair and suitable, in the event of a Change of Control or other similar event.

Awards

     Stock Options. The Committee may grant either incentive stock options (“ISOs”) (for purposes of Section 422 of the Code) or nonqualified stock options (“NSOs”) under the Plan. Except as described below for ISOs, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the number of shares subject to such options, the exercise price of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant’s termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited. Under the terms of the Plan, no options may be exercised following a participant’s termination of service for cause.

     In the discretion of the Committee, the price due upon exercise of an option may be paid in cash or in shares of Common Stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee’s discretion. Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered by such option and then, in an essentially simultaneous transaction, use those acquired shares in payment of the exercise price for additional option shares.

     Holders of options will have no rights as shareholders of the Corporation unless and until such options are exercised and shares are delivered to such persons in accordance with the Plan.

     ISOs may be granted only to persons who are employees of the Corporation or its subsidiaries (including directors of the Corporation and its subsidiaries who are also employees of the Corporation or a subsidiary, but excluding non-employee directors of the Corporation and its subsidiaries). Generally, ISOs must be granted within ten years of the date the Plan is adopted, and the term of any ISO may not exceed ten years. Furthermore, the aggregate fair market value of shares of Common Stock with respect to which any ISOs are exercisable for the first time by a participant during any calendar year, whether such ISOs are granted under the Plan or any other plans of the Corporation, generally may not exceed $100,000. The Plan also provides that, with respect to ISOs, the period during which an option may be exercisable following a termination of service generally may not exceed three months. In no event, however, may an ISO be exercised after the expiration of its original term.

     NSOs may be granted to persons other than employees, including, without limitation, non-employee directors, consultants and independent contractors. NSOs are not subject to the limitations and restrictions on ISOs as described above.

     Stock Appreciation Rights. The Committee may award stock appreciation rights (“SARs”) to any Eligible Person either in connection with an option grant or independent of an option grant. An SAR will generally entitle the recipient to a payment equal to the amount the fair market value of Common Stock underlying the SAR exceeds the exercise price of the SAR, multiplied by the number of SARs surrendered. The Committee in its discretion will determine whether payment in connection with an SAR will be in the form of cash or Common Stock or a combination, and the Committee will have discretion as to the timing of any such payment. Payment may be made in a lump sum, annual installments, or may be otherwise deferred. If an SAR is granted in connection with an ISO, it must be granted concurrently with such ISO. An SAR may be granted either concurrently with the grant of an NSO or at any time prior to the exercise or termination of such NSO. If an SAR is granted in connection with a related option, it will only be exercisable to the extent the related option is exercisable and has not terminated.

     Restricted Stock. The Committee may award shares of restricted stock under the Plan to any Eligible Person, for such consideration, if any, as may be determined by the Committee or required by law, as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation or its subsidiaries. Restricted stock generally consists of shares of Common Stock that at the time of award are subject to restrictions or limitations as to the participant’s ability to sell, transfer, pledge or assign such shares. Shares of restricted stock may vest (separately or in combination), and all or a portion of the applicable restrictions may lapse, from time to time over one or more restricted periods, based on such factors as continued employment, the passage of time or other measures as the Committee determines. The Committee also may determine the circumstances, if any, in which shares of restricted stock that have not previously vested may be forfeited by the participant or may be required to be resold to the Corporation, as well as the circumstances, if any, in which the vesting of such shares might be accelerated or delayed. Generally, in the discretion of the Committee, any shares of restricted stock that have not vested in full will be forfeited upon the participant’s termination of service and will be canceled by the Corporation. Under the terms of the Plan all shares of restricted stock which have not vested in full will be forfeited and canceled if the participant is terminated for cause, as determined by the Committee. In the discretion of the Committee, cash dividends with respect to shares of restricted stock may be reinvested automatically in additional shares of stock subject to the same restrictions, or cash dividends (or other distributions) with respect to such shares may be withheld by the Committee for the account of the participant, with or without interest. Unless otherwise provided, persons to whom shares of restricted stock have been awarded will have all rights of a shareholder of the Corporation with respect to such shares, unless and until such shares are otherwise forfeited by such person.

     Stock Awards. The Committee may grant stock awards under the Plan to any Eligible Person in payment of compensation that has been earned or as compensation to be earned. All shares subject to a stock award will be valued at not less than 100% of the fair market value of the shares of Common Stock on the grant date of such stock award. Upon the issuance of shares subject to a stock award and the delivery of certificate(s) representing such shares to the participant, the participant will become a shareholder of the Corporation fully entitled to receive dividends, to vote, and to exercise all other rights of a shareholder of the Corporation with respect to such shares.

     Performance Shares. The Committee may award performance shares under the Plan to any Eligible Person, for such consideration, if any, as may be determined by the Committee or required by law, as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its subsidiaries. A performance share generally consists of a unit valued by reference to the Common Stock; the value of one performance share will be equal at any given time to the fair market value of one share of Common Stock. Performance shares generally may be earned by a participant only if the participant achieves certain performance objectives that are determined by the Committee at the time of the award. The performance objectives generally will be measured over one or more performance periods applicable to the Award of such shares as determined by the Committee at the time of the award. Under the terms of the Plan all performance shares which have not been earned in full will be forfeited and canceled if the participant is terminated for cause, as determined by the Committee.

     The settlement of a performance share may be made in cash, in whole shares of Common Stock or any combination. Holders of performance shares will have no rights as shareholders of the Corporation unless and until shares of Common Stock are issued and delivered to such persons upon settlement of such performance shares, as provided in the Plan.

Award Information

     No option grants have been made through February 28, 2005 under the Plan out of the additional shares subject to this Plan Amendment that you are being asked to approve. Pursuant to its terms, Awards granted under the Plan are subject to the discretion of the Committee. Accordingly, it is not possible to determine the amount of the Awards that will be received by any Eligible Person under the Plan if the Plan Amendment is approved. To date, stock options have been granted under the Plan to the following individuals and groups of individuals in the amounts indicated: Mr. Kimbrough 174,777, Mr. Bratton 86,669, Mr. James 86,669, Mr. Rownd 72,626, all current executive officers as a group 430,741, all current non-employee directors as a group 129,500, and all non-executive employees as a group 1,424,354. No awards under the Plan have been made to associates of directors or executive officers. On February 28, 2005, the closing price of the Common Stock, as reported on the Nasdaq National Market, was $23.60.

Federal Income Tax Consequences

     The following is a brief description of the United States federal income tax consequences to the participants and the Corporation pursuant to Awards under the Plan. All ordinary income recognized by a participant with respect to Awards under the Plan will be subject to both wage withholding and employment taxes. The deduction allowed to the Corporation for the ordinary income recognized by a participant with respect to an Award under the Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses of the Corporation. In addition, each of the various Awards that may be granted under the Plan, is subject to Section 162(m) of the Code, which generally limits a publicly held corporation’s annual income tax deduction to $1,000,000 each, for compensation paid to its Chief Executive Officer and its other four most highly compensated executive officers.

     Incentive Stock Options. In general, no income will result for federal income tax purposes upon either the granting or the exercise of any ISO issued under the Plan. If certain holding period requirements (at least two years from the date of grant of the option and at least one year from the date of exercise of the option) are satisfied prior to a disposition of stock acquired upon exercise of an ISO, the excess of the sale price upon disposition over the option exercise price generally will be recognized by the participant as a capital gain, and the Corporation will not be allowed a business expense deduction.

     If the holding period requirements with respect to an ISO are not met, the participant generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the option price of such stock and the lower of the fair market value of the stock on the date of exercise and the amount realized on the sale or exchange. The difference between the option price of such stock and the fair market value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on a participant’s federal income tax return. If the amount realized on the sale or exchange exceeds the fair market value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain. In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the participant, the Corporation generally will be entitled to a deduction in the amount of such ordinary income in the year of the disposition.

     If a participant delivers shares of Common Stock in payment of the option price, the participant generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares purchased, and no gain or loss will be recognized with respect to the shares surrendered to the Corporation in payment of the option price. In such a case, the participant will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of Common Stock used to exercise the option and equal to such participant’s tax basis in the shares of Common Stock submitted in payment of the option price. The remaining shares of Common Stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

     If a participant delivers any stock that was previously acquired through the exercise of an ISO in payment of all or a portion of the option price of an option, and the holding period requirements described above have not been satisfied with respect to the shares of stock delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition of such shares, and the participant generally will recognize income.

     Nonqualified Stock Options. The grant of NSOs under the Plan will not result in any income being taxed to the participant at the time of the grant or in any tax deduction for the Corporation at such time. At the time an NSO is exercised, the participant will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the price paid for such stock. At that time, the Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the participant upon exercise. The participant’s holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at that time or the exercise price.

     Stock Appreciation Rights. At the time any part of the SARs are exercised (or, for SARs granted after December 31, 2005, are deemed exercisable), the Participant will be treated as having received ordinary income equal to the fair market value of the SARs that were exercised, whether such SARs are settled in cash or by delivery of shares of Common Stock. In the year an SAR is exercised (or deemed exercised), the Corporation would be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives, and the participant will report as ordinary income the value of the SAR.

     Restricted Stock. If a participant receiving a grant of restricted stock under the Plan makes an election with respect to such shares under Section 83(b) of the Code not later than 30 days after the date the shares are transferred to the participant pursuant to such grant, the participant will recognize ordinary income at the time of receipt of such restricted stock in an amount equal to the excess of the fair market value of the shares of Common Stock as of the date of receipt (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse) over the price paid, if any, for such restricted stock. In the absence of such an election, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of Common Stock as of the date the restrictions lapse over the price paid (if any) for such stock. At the first to occur of the election or the lapsing of the restrictions, the Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the participant. The participant’s holding period for the shares of Common Stock acquired will commence upon the first to occur of the date the participant makes an election under Section 83(b) of the Code or on the date that the restrictions lapse, and the tax basis of the shares will be the greater of their fair market value on that date or the price paid for the shares, if any.

     If an election is made under Section 83(b) of the Code, dividends received on shares of restricted stock will be treated as dividend income. If a participant does not make an election under Section 83(b) of the Code, dividends received on the shares of restricted stock prior to the date that such restrictions lapse will be treated as additional compensation and not as dividend income for federal income tax purposes.

     If (i) an election is made under Section 83(b) of the Code and (ii) before the restrictions on the shares lapse, the shares which are subject to such election are forfeited to or reacquired by the Corporation, then (A) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such election, and (B) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Corporation would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

     Stock Awards. At the time a stock award is granted, the participant will be treated as having received ordinary income equal to the fair market value of the shares of Common Stock acquired. At that time, the Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant received. The participant’s holding period for the shares of Common Stock acquired will commence on the date of grant, and the tax basis of the shares will be their fair market value at that time.

     Performance Shares. At the time performance shares are earned, the participant will be treated as having received ordinary income equal to the fair market value of the shares of Common Stock subject to such performance shares, whether such performance shares are settled in cash or by delivery of shares of Common Stock. At that time, the Corporation will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income, which the participant receives. The participant’s holding period for the shares of Common Stock acquired, if any, will commence on the date of grant, and the tax basis of such shares will be their fair market value at that time.

     New Tax Legislation. The foregoing discussion does not reflect the potential impact of the American Jobs Creation Act of 2004 that was enacted on October 22, 2004. The new legislation makes substantial changes in the taxation of compensation paid under certain non-qualified deferred compensation plans. The scope of the new legislation and the impact that it may have on the various types of Awards available under the Plan is presently unclear. Failure to comply with the new legislation could result in significant adverse tax consequences to participants, including the acceleration of the recognition of income and the imposition of additional taxes. Future Awards under the Plan may need to be tailored to avoid these adverse tax consequences to participants.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2004 regarding the number of shares of Common Stock that may be issued under our equity compensation plans. This information does not give effect to the additional shares of Common Stock subject to this proposal.

	Number of securities to
	be issued upon exercise	Weighted average exercise	Number of securities
	of outstanding options,	price of outstanding	remaining available
Plan category:	warrants and rights (1)	options, warrants and rights	for future issuance

Equity compensation plans approved by security holders (2)	1,920,912	$17.94	886,432
Equity compensation plans not approved by security holders	—	—	—

Total	1,920,912	$17.94	886,432

(1)	The table does not include outstanding options to purchase 580,081 shares of Common Stock assumed through various mergers and acquisitions. As of December 31, 2004, these assumed options had a weighted average exercise price of $23.69 per share.

(2)	The table includes 18,547 restricted shares of Common Stock which are not yet vested and were granted pursuant to the Restricted Stock Plan, which was approved by shareholders. 317,600 shares remain available for grant pursuant to such plan.

Approval of the Plan Amendment

     Approval of the Plan Amendment requires the affirmative vote of the majority of the shares present and voting at the Annual Meeting. Accordingly, while abstentions and broker non-votes will count for purposes of establishing a quorum with respect to this matter at the Annual Meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter. We recommend a vote FOR the Plan Amendment.

     If the Plan Amendment is approved by our shareholders, we intend to register the additional 1,500,000 shares of Common Stock on a registration statement on Form S-8 under the Securities Act of 1933 as soon as is reasonably practicable after the Annual Meeting.

RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Pursuant to its authority, our Audit Committee has appointed KPMG LLP, independent registered public accountants, as our auditors for 2005. KPMG LLP has acted in this capacity since 1983. We have been advised by KPMG LLP that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or our subsidiaries other than as its auditors. Although the Audit Committee has the sole authority to select and appoint the independent registered public accountants, we deem it advisable to obtain your ratification of this appointment. We understand that a representative from KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The fees billed by KPMG LLP for services rendered to the Corporation for the fiscal years indicated below were as follows:

	For Year Ended
Fees	December 31, 2004	December 31, 2003
Audit Fees	$454,780	$282,480

Audit Related Fees (1)	100,522	76,491

Tax Fees (2)	380,050	382,395

All Other Fees (3)	1,500	1,350

(1)	Consists of aggregate fees paid for audits of employee benefit plans and fees for consultations related to audit and accounting matters.

(2)	Consists of aggregate fees paid for tax compliance of $120,000 and $110,000 in 2004 and 2003, respectively. Also consists of additional fees, including $119,420 and $90,250 for services related to tax advice on return filing matters, $88,080 and $125,000 for services related to tax planning, $22,815 and $22,145 for services related to tax advice on implications of mergers and acquisitions, and $29,735 and $35,000 for other tax advice in 2004 and 2003, respectively.

(3)	Consists of aggregate fees paid for accounting research materials in 2004.

Policy on Audit Committee Pre-Approval of the Audit and Permissible Non-Audit Services by the Independent Registered Public Accountants

     The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure that they do not impair the accountant’s independence from the Corporation. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accountants must be pre-approved.

     Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Corporation’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee. If a permissible non-audit service is approved by the Chair or another member of the Audit Committee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the Securities and Exchange Commission’s rules on auditor independence and is compatible with maintaining KPMG LLP’s independence.

     We recommend a vote FOR ratification of the appointment of this firm as independent auditors of the Corporation for 2005. If you do not ratify the appointment of KPMG LLP, our Audit Committee will consider a change in auditors for the next fiscal year.

ANNUAL REPORT

     Our Summary 2004 Annual Report and Form 10-K for the fiscal year ended December 31, 2004, including financial statements, accompany this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires our directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in our equity securities and to provide copies of such reports to us. Based solely upon our review of such copies or written representations related thereto, we believe that all Section 16 filing requirements of our directors and executive officers have been complied with on a timely basis for 2004, except that the Corporation filed in an untimely manner a Form 4 reporting the grant of a stock option to purchase 1,800 shares of Common Stock for each of the following directors: Mr. Alexander, Dr. Black, Mr. Burt, Mr. Coltrane, Mr. Godbold, Mr. Goodwin, Mr. Charles A. James, Mr. Jones, Mr. King, Dr. McGee, Ms. Messinger, Mr. Morrison, Mr. Revels, Mr. Warlick, and Mr. Waters. In addition the Corporation filed in an untimely manner a Form 5 reporting a gift of Common Stock for Mr. Jones in a prior year.

SHAREHOLDER PROPOSALS

     We anticipate that our 2006 Annual Meeting of Shareholders will be held on April 26, 2006. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for the 2006 Annual Meeting of Shareholders would be November 18, 2005. Additionally, we must receive notice of any shareholder proposal to be submitted at the 2006 Annual Meeting of Shareholders (but not required to be included in our proxy statement) in compliance with Article III, Section 15 of our Bylaws. This provision requires that a shareholder give written notice to the Corporate Secretary at least 90 days, but not more than 120 days, prior to the anniversary date of the prior year’s annual meeting of shareholders. Consequently, any shareholder proposal to be submitted at the 2006 Annual Meeting of Shareholders (but not required to be included in our proxy statement) will not be considered timely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act unless the notice required by our Bylaws is delivered to the Corporate Secretary not later than the close of business on

January 27, 2006 and not earlier than the close of business on December 28, 2005 and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC’s rule concerning the delivery of annual reports and proxy statements permits registrants to send a single set of these reports to any household at which two or more shareholders reside if the registrant believes they are members of the same family. Each shareholder will continue to receive a separate proxy card. The procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the Corporation. The Corporation has not implemented this householding rule with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold the Common Stock, you may have previously received a householding information notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Proxy Statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

FORM 10-K

     A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, IS ATTACHED TO THIS PROXY STATEMENT MAILED TO SHAREHOLDERS, AND COPIES ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, POST OFFICE BOX 37937, CHARLOTTE, NORTH CAROLINA 28237-7937, ATTENTION: CORPORATE SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

OTHER BUSINESS

     We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgement.

By Order of the Board of Directors,

Anne C. Forrest
Vice President and Corporate Secretary

March 18, 2005

APPENDIX A

FIRST CHARTER CORPORATION
Audit Committee Charter

     As approved for amendment by the First Charter Corporation Board of Directors on November 17, 2004.

I.	Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of First Charter Corporation (the “Corporation”) to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Audit Committee’s general duties and responsibilities are to:

➢	Monitor the integrity of the financial statements of the Corporation;

➢	Monitor compliance by the Corporation with legal and regulatory requirements;

➢	Appraise the financial reporting process, the audit process, the accounting function and internal controls and procedures;

➢	Monitor the independence and performance of the Corporation’s internal and external auditors, consumer compliance personnel, and internal credit review personnel; and

➢	Provide an avenue of communication among the independent auditors, management, the internal auditing department, consumer compliance department, internal credit review department, and the Board.

II.	Composition

Membership of the Audit Committee shall consist of not less than three independent directors as determined by the Board. The members of the Audit Committee shall meet the independence, financial literacy, and experience requirements of the Securities and Exchange Commission (the “SEC”) and of The Nasdaq Stock Market, Inc. (“NASDAQ”), which are in effect from time to time, as determined by the Board. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual’s financial sophistication.

The members of the Audit Committee shall be appointed by the Board after due consideration and recommendation by the Governance and Nominating Committee. The Board shall designate one member of the Audit Committee as its Chair. Members of the Audit Committee shall serve at the pleasure of the Board or until successors are appointed.

The Chair of the Audit Committee shall appoint a member of the internal audit staff to act as Secretary to the Audit Committee and may appoint an Assistant Secretary.

III.	Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet separately at least annually or more frequently as necessary with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee, or at least its Chair, should communicate, as necessary, with management and/or the independent auditor quarterly to review the Corporation’s financial statements and significant findings based upon the independent auditor’s limited review procedures.

IV.	Responsibilities and Duties

     To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	With respect to the independent auditors,

a.	To annually retain, evaluate and, if appropriate, terminate and replace the Corporation’s independent auditors. The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The Audit Committee shall approve in advance the engagement of the independent auditors, including audit engagement fees and the overall terms of services to be provided. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved;

b.	To pre-approve, or to adopt appropriate procedures to pre-approve, all permitted non-audit services to be provided by the independent auditor;

c.	To ensure that the independent auditors prepare and deliver annually an Auditor’s Statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the auditor and the Corporation (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Corporation’s independent auditors;

d.	To obtain from the independent auditors in connection with any audit a timely report relating to the Corporation’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management;

e.	To instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders; and

f.	To discuss with management and oversee the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

2.	With respect to the internal auditing department,

a.	To review and approve the appointment and replacement of the chief internal audit officer (the “Chief Auditor”);

b.	To review the performance of the Chief Auditor on an annual basis and report the results of such review to the Compensation Committee of the Board for action in accordance with the Corporation’s salary administration program;

c.	To review and approve the internal audit plan, subsequent changes therein, and key audit and business risk considerations, and review and approve the results of the internal audit plan on not less than an annual basis; and

d.	To review the significant reports to management prepared by the internal auditors together with management’s responses and follow-up to these reports.

3.	With respect to the consumer compliance department,

a.	To review and approve the appointment and replacement of the compliance officer;

b.	To review the performance of the Compliance Officer on an annual basis and report the results of such review to the Compensation Committee of the Board for action in accordance with the Corporation’s salary administration program;

c.	To review and approve the consumer compliance plan, subsequent changes therein, and key compliance and business risk considerations, and review and approve the results of the consumer compliance plan on not less than an annual basis; and

d.	To review the significant reports to management prepared by the consumer compliance personnel together with management’s responses and follow-up to these reports.

4.	With respect to the internal credit review department,

a.	To review and approve the appointment and replacement of the internal credit review officer;

b.	To review the performance of the Internal Credit Review Officer on an annual basis and report the results of such review to the Compensation Committee of the Board for action in accordance with the Corporation’s salary administration program;

c.	To review and approve the internal credit review plan, subsequent changes therein, and key credit and business risk considerations, and review and approve the results of the internal credit review plan on not less than an annual basis; and

d.	To review the significant reports to management prepared by the internal credit reviewers together with management’s responses and follow-up to these reports.

5.	With respect to financial reporting principles and policies and internal audit controls and procedures,

a.	To advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

b.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Review with the independent auditor any problems or difficulties the auditor may have encountered, including any disagreements with management, and any management letter provided by the auditor and the Corporation’s response to that letter, including the status of previous recommendations;

c.	To meet with management, the independent auditors and, if appropriate, the Chief Auditor:

i.	to review and discuss the annual audited financial statements and quarterly financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements;

ii.	to discuss significant financial reporting issues and judgments identified by management or the independent auditors and made in connection with the preparation of the Corporation’s financial statements;

iii.	to discuss major issues identified by management or the independent auditors regarding the Corporation’s accounting principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the independent auditor, internal audit department or management;

iv.	to inquire of the Corporation’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting; and

v.	review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements;

d.	To meet periodically with management to review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

e.	To review and approve all related party transactions of the Corporation;

f.	To review periodically management’s programs regarding adherence to the Code of Business Conduct and Ethics. The Committee shall receive reports of violations of, and review and either approve or disapprove any request for waiver of, such policy by any director, executive officer or principal accounting officer.

g.	To review with the Corporation’s outside counsel or other appropriate Corporation personnel any legal matters and other similar loss contingencies that may have a material impact on the Corporation’s financial statements, the Corporation’s compliance policies and any examination reports or inquiries received from regulators or governmental agencies and to approve any response thereto;

h.	To discuss generally, from time to time, the presentation and types of information included in the earnings press releases, and, if applicable, financial information and earnings guidance provided to analysts and rating agencies;

i.	To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters; and

j.	To establish hiring policies for employees or former employees of the independent auditors.

6.	With respect to reporting and recommendations,

a.	To prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation’s annual Proxy Statement;

b.	To review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

c.	To report its actions and recommendations to the Board at the next regularly scheduled Board meeting following each such meeting of the Committee.

7.	To perform other oversight functions as requested by the Board of Directors and as permitted or required by law, regulations and the NASDAQ from time to time.

V.	Delegation

To the extent permitted by law, regulations and the NASDAQ listing standards, the Audit Committee may delegate any of its responsibilities to the Chair or to a subcommittee as it deems appropriate. In the case of such delegation, the Chair or subcommittee, as applicable, shall make regular reports to the Audit Committee regarding such delegated responsibilities.

VI. Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

APPENDIX B

FIRST CHARTER CORPORATION 2000
OMNIBUS STOCK OPTION AND AWARD PLAN

ARTICLE I — PREAMBLE

     1.1. The First Charter Corporation 2000 Omnibus Stock Option and Award Plan is intended to secure for the Corporation, its Subsidiaries and its shareholders the benefits arising from ownership of the Corporation’s Common Stock by the employees of the Corporation and its Subsidiaries and by the directors of the Corporation, all of whom are and will be responsible for the Corporation’s future growth. The Plan is designed to (i) help attract and retain for the Corporation and its Subsidiaries personnel of superior ability for positions of exceptional responsibility, (ii) closely associate the interest of Participants with the shareholders by reinforcing the relationship between Participants’ rewards and shareholder gains, (iii) provide Eligible Persons with an equity interest in the Corporation, and (iv) to reward employees and directors for past services and motivate such individuals through added incentives to further contribute to the success of the Corporation. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

     1.2. Awards under the Plan may be made to Eligible Persons in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Stock Awards; (vi) Performance Shares; or (vii) any combination of the foregoing.

     1.3. The Plan shall be effective April 19, 2000 (the “Effective Date”), subject to approval by the shareholders of the Corporation to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange, Inc., or other applicable federal or state law.

ARTICLE II — DEFINITIONS

     Definitions. Except where the context otherwise indicates, the following definitions apply:

     2.1. “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.2. “Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.

     2.3. “Award Agreement” means the separate written agreement evidencing each Award granted to a Participant under the Plan. In the event a Participant fails to sign or return an Award Agreement to the Committee or its designee within the lesser of (i) the time specified by the Committee or (ii) sixty (60) days from the Grant Date, the Award shall be void and of no affect ab initio.

     2.4. “Board of Directors” means the Board of Directors of the Corporation.

     2.5. “Change of Control” means (i) the effective date of the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the effective date of the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation; or (iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Corporation’s voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date, more than 5.0% of the Corporation’s voting capital stock.

     2.6. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     2.7. “Committee” means a committee of the Board of Directors established for the administration of the Plan pursuant to Article III and consisting of two or more Directors. To the extent necessary to comply with Rule 16b-3 under the Act, the Committee shall consist solely of two or more Non-Employee Directors.

     2.8. “Common Stock” means the common stock of the Corporation to be issued pursuant to the Plan.

     2.9. “Corporation” means First Charter Corporation, a North Carolina corporation, and its successors and assigns.

     2.10. “Director” means a member of the Board of Directors of the Corporation, or of any Subsidiary.

     2.11. “Disability” means the inability of a Participant to engage in his or her profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months, as determined by the Committee in its sole discretion upon certification thereof by qualified physicians selected by the Committee after such physician examines the Participant.

     2.12. “Effective Date” shall be the date set forth in Section 1.3 of the Plan.

     2.13. “Eligible Employee” means an Eligible Person who is an employee of the Corporation or any Subsidiary.

     2.14. “Eligible Person” means any employee of the Corporation or any Subsidiary or any Director, as well as any other person whose participation the Committee determines is in the best interest of the Corporation, subject to limitations as may be provided by the Code, the Act or the Committee.

     2.15. “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

     2.16. “Fair Market Value” means the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) System if the Common Stock is not listed on a national securities exchange or the NASDAQ National Market System; or the closing price of the Common Stock if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System; or the fair value thereof determined in good faith by the Board of Directors if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System or the over-the-counter market.

     2.17. “Grant Date” means, as to any Award, the latest of:

     (a) the date on which the Committee authorizes the grant of the Award; or

     (b) the date the Participant receiving the Award becomes an employee or a director of the Corporation or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

     (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate and as set forth in the Participant’s Award Agreement.

     2.18. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

     2.19. “Incentive Stock Option” means a Stock Option that meets the requirements of Section 422 of the Code and is granted under Article IV of the Plan and designated as an Incentive Stock Option in a Participant’s Award Agreement.

     2.20. “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Act.

     2.21. “Nonqualified Stock Option” means a Stock Option that does not meet the requirements of Section 422 of the Code and is granted under Article V of the Plan, or, even if meeting the requirements of Section 422 of the Code, is not intended to be an Incentive Stock Option and is not so designated in the Participant’s Award Agreement.

     2.22. “Option Period” means the period during which a Stock Option may be exercised from time to time, as established by the Committee and set forth in the Award Agreement for each Participant who is granted a Stock Option.

     2.23. “Option Price” means the purchase price for a share of Common Stock subject to purchase pursuant to a Stock Option, as established by the Committee and set forth in the Award Agreement for each Participant who is granted a Stock Option.

     2.24. “Participant” means an Eligible Person to whom an Award has been granted and who has entered into an Award Agreement evidencing the Award. Under circumstances where the provision should be construed to apply to the estate, personal representative or beneficiary to whom an Award may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

     2.25. “Performance Objectives” shall have the meaning set forth in Article X of the Plan.

     2.26. “Performance Period” shall have the meaning set forth in Article X of the Plan.

     2.27. “Performance Share” means an Award under Article X of the Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Committee, in its sole discretion, shall establish at the time of such Award and set forth in a Participant’s Award Agreement.

     2.28. “Plan” means the First Charter Corporation 2000 Omnibus Stock Option and Award Plan, as amended from time to time.

     2.29. “Restricted Stock” means an Award under Article VIII of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant’s ability to sell, transfer, pledge or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee, in its sole discretion, shall determine at the time of such Award and set forth in a Participant’s Award Agreement.

     2.30. “Restriction Period” means the period commencing on the Grant Date with respect to such shares of Restricted Stock and ending on such date as the Committee, in its sole discretion, shall establish and set forth in a Participant’s Award Agreement.

     2.31. “Retirement” means retirement as determined under procedures established by the Committee or in any Award, as set forth in a Participant’s Award Agreement.

     2.32 “Stock Appreciation Right” means an Award under Article VI of the Plan which provides for an amount payable in Common Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the price at which a Participant could exercise a related Stock Option to purchase the share of Common Stock.

     2.33. “Stock Award” means an Award of shares of Common Stock under Article IX of the Plan.

     2.34. “Stock Option” means an Award under Article IV or Article V of the Plan of an option to purchase Common Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

     2.35. “Subsidiary” means a subsidiary corporation of the Corporation as that term is defined in Code section 424(f). “Subsidiaries” means more than one Subsidiary.

     2.36. “Termination of Service” means (i) in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Corporation or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Corporation and its Subsidiaries and (ii) in the case of a Director or other Eligible Person who is not an employee of the Corporation or any Subsidiary, the date such Participant ceases to serve as a Director or otherwise ceases to provide valuable service to the Corporation. The determination of whether a Participant has discontinued service shall be made by the Committee in its sole discretion. In determining whether a Termination of Service has occurred, the Committee may, in its sole discretion, provide that service as a consultant or service with a business enterprise in which the Corporation has a significant ownership interest shall be treated as employment with the Corporation.

ARTICLE III — ADMINISTRATION

     3.1. The Committee shall administer the Plan. Except as otherwise required by Rule 16b-3 under the Act, the Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law, rule or regulation. The Board of Directors may serve as the Committee, if by the terms of the Plan all members of the Board of Directors are otherwise eligible to serve on the Committee.

     3.2. The Committee shall meet at such times and places as it determines. The Committee shall at all times operate and be governed, and Committee meetings shall be conducted and action taken, in accordance with the provisions of the Corporation’s Bylaws or resolutions or policies adopted by the Board of Directors from time to time regarding the operation of committees of the Corporation.

     3.3. Except as set forth in Section 3.15 regarding grants of Awards by the Board of Directors, the Committee shall have the exclusive right (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the Eligible Persons to whom Awards shall be granted, (v) to determine the time or times when Awards shall be granted, (vi) to determine the price or prices of which Options shall be granted, (vii) to determine the Option Period and/or Restriction Period for each Award, (viii) to determine the number of shares subject to each Award, and the forms, terms and conditions of each Award, and any amendment thereof, and the provisions of the related Award Agreement evidencing the Award, (ix) to determine whether any Option or other Award granted shall be vested over a period of time and when such Option or Award shall be fully vested, (x) to determine whether an Option to an Eligible Employee shall be an Incentive Stock Options, (xi) to determine whether an Eligible Person has a Disability, and (xii) to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan. The Committee’s determinations under this Section 3.3 need not be uniform and may be made by the Committee selectively among the persons who receive or are eligible to receive, any Award under the Plan, whether or not such persons are similarly situated. The records of the Corporation or Subsidiary as to a Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, compensation and related information shall be conclusive on all persons unless determined to be incorrect. All acts, determinations and decisions of the Committee made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Persons and their beneficiaries.

     3.4. The Committee may adopt and change such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

     3.5. Without limiting the provisions of this Article III, and subject to the provisions of Article XI, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Corporation, with respect to an outstanding Award in the event of a Change of Control as described in Article XI or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time.

     3.6. The aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be Three Million Five Hundred Thousand (3,500,000) shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Corporation.

     (a) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Common Stock subject to an Award.

     (b) If, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Corporation, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.

     (c) To the extent a Stock Appreciation Right granted in connection with a Stock Option is exercised without payment being made in the form of Common Stock (whether or not Restricted Stock) the shares of Common Stock which otherwise would have been issued upon the exercise of the related Stock Option shall not be charged against the aggregate number of             shares of Common Stock subject to an Award under the Plan, and shall again be available for Awards under the Plan.

     (d) The foregoing subsections (a) and (b) of this Section 3.6 shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Act or by any other applicable law, rule or regulation.

     3.7. Each Award granted under the Plan shall be evidenced by a written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan and shall include any other terms and conditions (not inconsistent with the Plan) required by the Committee.

     3.8. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to:

     (a) any required approval of the Plan by the shareholders of the Corporation; and

     (b) the completion of any registration or qualification of such shares of Common Stock under any state or federal law, or the consent or approval of any governmental regulatory body that the Corporation shall, in its sole discretion, determine to be necessary or desirable as a condition of, or in connection with, the Award. In such circumstances, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions that are not acceptable to the Corporation.

     3.9. The Committee may require any Participant acquiring shares of Common Stock pursuant to any Award under the Plan to represent to and agree with the Corporation in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof. Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

     3.10. Except as otherwise expressly provided in the Plan or in an Award Agreement with respect to an Award, no Participant shall have any right as a shareholder of the Corporation with respect to any shares of Common Stock subject to such Participant’s Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Committee, been satisfied in full and any restrictions shall have lapsed in full, and unless and until all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares shall have been fully complied with.

     3.11. The total amount of shares with respect to which Awards may be granted under the Plan and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock. The Committee in its sole discretion shall determine the foregoing adjustments and the manner of application of the foregoing provisions. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

     3.12. The members of the Committee shall be entitled to indemnification by the Corporation in the manner and to the extent set forth in the Corporation’s Bylaws or as otherwise provided from time to time regarding indemnification of Directors.

     3.13. The Committee shall be authorized to make adjustments in any performance based criterium or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Corporation (or any Subsidiary, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Corporation (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its sole discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.

     3.14. Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion.

     3.15. In addition to, and not in limitation of, the right of the Committee to grant Awards to Eligible Persons under this Plan, the full Board of Directors may from time to time grant Awards to Eligible Persons pursuant to the terms and conditions of this Plan, subject to the requirements of the Code, Rule 16b-3 under the Act or any other applicable law, rule or regulation. In connection with any such grants, the Board of Directors shall have all of the power and authority of the Committee to determine the Eligible Persons to whom such Awards shall be granted and the other terms and conditions of such Awards.

ARTICLE IV — INCENTIVE STOCK OPTIONS

     4.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this Article IV and Articles III and VII and subject to the following conditions:

     (a) Incentive Stock Options shall be granted only to Eligible Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Committee; provided, however, that Incentive Stock Options shall be granted only to an Eligible Employee who, at the time of the Grant Date, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

     (b) The Option Price per share of Common Stock for an Incentive Stock Option shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value and its related Stock Appreciation Right, if any, of the Common Stock at the Grant Date.

     (c) An Incentive Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Grant Date, or such shorter period as may be specified by the Committee as the Option Period and set forth in the Award Agreement; provided, however, that, in any event, the Incentive Stock Option and its related Stock Appreciation Right, if any, shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement; and provided, further, that such period following a Termination of Service, unless otherwise approved by the Committee, shall not exceed three (3) months unless employment shall have terminated:

     (i) as a result of Disability, in which event such period shall not exceed one year after the date of Disability; or

     (ii) as a result of death, or if death shall have occurred within three (3) months following a Termination of Service (other than as a result of Disability, and providing that such Termination of Service was with the consent of the Corporation), and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed one year after the date of death; and

provided, further, that such period following a Termination of Service shall in no event extend beyond the original Option Period of the Incentive Stock Option or any related Stock Appreciation Right.

     (d) The aggregate Fair Market Value of the shares of Common Stock with respect to which any incentive stock options (whether under this Plan or any other plan established by the Corporation) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective grant dates; provided, however, that to the extent permitted under Section 422 of the Code:

     (i) if the aggregate Fair Market Values of the shares of Common Stock with respect to which incentive stock options are first exercisable during any calendar year (whether such Incentive Stock Options are granted under this Plan or any other plan established by the Corporation) exceeds one hundred thousand dollars ($100,000), such excess shall be treated as a Nonqualified Stock Option;

     (ii) if a Participant’s employment is terminated by reason of death, Disability or Retirement and the portion of any incentive stock option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

     (iii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change of Control, any portion of such Award that is not exercisable as an incentive stock option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

     (e) No Incentive Stock Options may be granted more than ten (10) years from the Effective Date.

     (f) The Award Agreement for each Incentive Stock Option shall provide that the Participant shall notify the Corporation if such Participant sells or otherwise transfers any shares of Common Stock acquired upon exercise of the Incentive Stock Option within two (2) years of the Grant Date of such Incentive Stock Option or within one (1) year of the date such shares were acquired upon the exercise of such Incentive Stock Option.

     4.2. Subject to the limitations of Section 3.6, the maximum number of shares of Common Stock subject to Awards in the form of Incentive Stock Options shall be the maximum number of shares available for Awards under the Plan.

     4.3. The Committee may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV or Articles III or VII, as determined in its sole discretion and set forth in the Award Agreement for such Incentive Stock Option.

     4.4. Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

ARTICLE V — NONQUALIFIED STOCK OPTIONS

     5.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article V and Articles III and VII and subject to the following conditions:

     (a) Nonqualified Stock Options may be granted to any Eligible Persons, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Committee.

     (b) The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

     (c) A Nonqualified Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within the Option Period specified by the Committee and set forth in the Award Agreement; provided, however, that, in any event, the Nonqualified Stock Option and its related Stock Appreciation Right, if any, shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement.

     5.2. The Committee may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this Article V or Articles III or VII, as determined in its sole discretion and set forth in the Award Agreement for such Nonqualified Stock Option.

ARTICLE VI — STOCK APPRECIATION RIGHTS

     6.1 A Stock Appreciation Right may be granted to an Eligible Person in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan, or may be granted independent of any related Stock Option.

     6.2 A related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Common Stock exceeds the Stock Option price per share of Common Stock, times the number of shares of Common Stock under the Stock Option, or portion thereof, which is surrendered.

     6.3 Each related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of a Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option.

With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

     6.4 The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Common Stock, or any combination thereof. If payment is to be made in Common Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Common Stock on the date of exercise. If the Committee elects to make full payment in Common Stock, no fractional shares of Common Stock shall be issued and cash payments shall be made in lieu of fractional shares.

     6.5 The Committee shall have sole discretion as to the timing of any payment made in cash, Common Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

     6.6 Upon exercise of a Stock Appreciation Right, the number of shares of Common Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

     6.7 Notwithstanding any other provision of the Plan, the exercise of a Stock Appreciation Right is required to satisfy the applicable requirements under Rule 16b-3 of the Act.

     6.8 The Committee, in its sole discretion, may also provide that, in the event of a Change of Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the highest price paid for a share of Common Stock on the effective date of a Change of Control, or paid or offered in any bona fide transaction related to the Change of Control, subject to such terms and conditions as the Committee may specify at grant.

ARTICLE VII — INCIDENTS OF STOCK OPTIONS

     7.1. Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee and set forth in the related Award Agreement, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

     7.2. Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution of the state of the Participant’s domicile at the time of death. No Stock Option shall be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Stock Option, except as otherwise provided herein, or (b) a levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Stock Option by notice to the Participant and such Stock Option shall thereupon become null and void. Stock Options shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant’s Award Agreement by the executor or personal representative of such Participant’s estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant’s will or by inheritance. The Committee, in its sole discretion, may at any time permit a Participant to transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of such Participant’s Immediate Family or a corporation, partnership or limited liability company established and controlled by the Participant and/or one or more members of such Participant’s Immediate Family), subject to such limits as the Committee may establish. The transferee of such Nonqualified Stock Option shall remain subject to all terms and conditions applicable to such Nonqualified Stock Option prior to such transfer. The foregoing right to transfer the Nonqualified Stock Option, if granted by the Committee, shall apply to the right to consent to amendments to the Award Agreement.

     7.3. Shares of Common Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. The Committee may, in its sole discretion, permit the exercise of a Stock Option by payment in cash or by tendering shares of Common Stock (either by actual delivery of such shares or by attestation), or any combination thereof, as determined by the Committee. In the sole discretion of the Committee, payment in shares of Common Stock also may be made with shares received upon the exercise or partial exercise of the Stock Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant. The Committee also may, in its sole discretion, permit the payment of the exercise price of a Stock Option by the voluntary surrender of all or a portion of the Stock Option. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.

     7.4. No cash dividends shall be paid on shares of Common Stock subject to unexercised Stock Options.

     7.5. The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and the Committee specifies conditions at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

     7.6. The Committee may at any time offer to purchase a Participant’s outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property upon surrender of the Participant’s Stock Option, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

     7.7. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant discontinues employment, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.

ARTICLE VIII — RESTRICTED STOCK

     8.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article VIII.

     8.2. The Committee shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:

     (a) the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;

     (b) the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);

     (c) the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;

     (d) whether such Restricted Stock is subject to repurchase by the Corporation or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

     (e) whether any performance goals may apply to a Restriction Period to shorten or lengthen such period; and

     (f) whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Corporation for the account of the Participant.

     8.3. Awards of Restricted Stock must be accepted within a period of thirty (30) days after the Grant Date (or such shorter or longer period as the Committee may specify at such time) by executing an Award Agreement with respect to such Restricted Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted Stock, has delivered a fully executed copy thereof to the Committee and has otherwise complied with the applicable terms and conditions of such Award.

     8.4. In the sole discretion of the Committee and as set forth in the Award Agreement for an Award of Restricted Stock, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant upon the Participant’s Termination of Service and shall be reacquired, cancelled and retired by the Corporation. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Restricted Stock, in the event of the death, Disability or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Committee may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant’s Restricted Stock, if it finds that a waiver would be appropriate.

     8.5. Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

     8.6. Upon an Award of Restricted Stock to a Participant, a certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Committee, such certificate or certificates will be held in custody by the Corporation until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted

Stock subject to such Restriction Period, in which case the Corporation shall cause such certificate or certificates to be cancelled and the shares represented thereby to be retired, all as set forth in the Participant’s Award Agreement. It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Corporation a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Corporation.

     8.7. Except as provided in this Article VIII or in the related Award Agreement, a Participant receiving an Award of shares of Restricted Stock shall have, with respect to such shares, all rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any distributions, unless and until such shares are otherwise forfeited by such Participant; provided, however, the Committee may require that any cash dividends with respect to such shares of Restricted Stock be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock be withheld by the Corporation or its Subsidiaries for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

ARTICLE IX — STOCK AWARDS

     9.1. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Article IX.

     9.2. For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Common Stock on the Grant Date of such Stock Award, regardless of when such shares of Common Stock are issued and certificates representing such shares are delivered to the Participant.

     9.3. Unless otherwise determined by the Committee and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Corporation. Notwithstanding any other provision of this Plan, unless the Committee expressly provides otherwise with respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

ARTICLE X — PERFORMANCE SHARES

     10.1 The Committee, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article X.

     10.2. The Committee shall determine the terms and conditions of any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:

     (a) the purchase price, if any, to be paid for such Performance Shares, which may be zero, subject to such minimum consideration as may be required by applicable law;

     (b) the performance period (the “Performance Period”) and/or performance objectives (the “Performance Objectives”) applicable to such Awards;

     (c) the number of Performance Shares that shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and

     (d) the form of settlement of a Performance Share.

     10.3. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock.

     10.4. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

     10.5. Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If significant events occur during the course of a Performance Period which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

     10.6. In the sole discretion of the Committee and as set forth in the Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant upon the Participant’s Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability or Retirement of a Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Committee may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.

     10.7. The settlement of a Performance Share shall be made in cash, whole shares of Common Stock or a combination thereof and shall be made as soon as practicable after the end of the applicable Performance Period. Notwithstanding the foregoing, the Committee in its sole discretion may allow a Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Committee and set forth in the related Award Agreement entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

     10.8. Performance Shares shall not be transferable by the Participant. The Committee shall have the authority to place additional restrictions on the Performance Shares including, but not limited to, restrictions on transfer of any shares of Common Stock that are delivered to a Participant in settlement of any Performance Shares.

ARTICLE XI — CHANGES OF CONTROL OR OTHER FUNDAMENTAL CHANGES

     11.1. Upon the occurrence of a Change of Control and unless otherwise provided in the Award Agreement with respect to a particular Award:

     (a) all outstanding Stock Options and any related Stock Appreciation Rights, if any, shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Stock Option and the Option Price, and shall remain exercisable for the remaining term of such Stock Option, regardless of any provision in the related Award Agreement limiting the exercisability of such Stock Option or any portion thereof for any shorter length of time, subject at all times to the terms hereof and the Award Agreement with respect thereto not inconsistent with this Section 11.1;

     (b) all outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid out as soon as practicable as follows:

     (i) all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to earn one hundred percent (100%) of the Performance Shares covered by the Award;

     (ii) the applicable Performance Period shall be deemed to have been completed upon occurrence of the Change of Control;

     (iii) the payment to the Participant in settlement of the Performance Shares shall be the amount determined by the Committee, in its sole discretion, or in the manner stated in the Award Agreement, as multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to occurrence of the Change of Control, and the denominator of which is the total number of months in the original Performance Period; and

     (iv) upon the making of any such payment, the Award Agreement as to which it relates shall be deemed terminated and of no further force and effect.

     (c) all outstanding shares of Restricted Stock with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.

     11.2. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation, each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in Section 11.1(a), (b) and (c) above, and subject to all the terms hereof and the Award Agreement with respect thereto, not inconsistent with this Section 11.2.

     11.3. After the merger of one or more corporations into the Corporation or any Subsidiary, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary of the Corporation and one or more corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, upon any exercise of such Participant’s Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above. The Committee may, in its sole discretion, provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan. The Committee in its sole discretion shall determine the foregoing adjustments and the manner of application of the foregoing provisions. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

ARTICLE XII — AMENDMENT AND TERMINATION

     12.1. Subject to the provisions of Section 12.2, the Board of Directors, upon recommendation of the Committee or otherwise, at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof. To the extent required by the Act or the Code, however, no amendment, without approval by the Corporation’s shareholders, shall:

     (a) materially alter the group of persons eligible to participate in the Plan;

     (b) except as provided in Section 3.6, increase the maximum number of shares of Common Stock that are available for Awards under the Plan;

     (c) extend the period during which Incentive Stock Option Awards may be granted beyond April 19, 2010; or

     (d) alter the class of individuals eligible to receive an Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1(d) or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.

     12.2. No amendment to or discontinuance of the Plan or any provision hereof by the Board of Directors or the shareholders of the Corporation shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Committee) any Award theretofore granted to such Participant under this Plan; provided, however, that the Committee retains the right and power to:

     (a) annul any Award if the Participant is terminated for cause as determined by the Committee; and

     (b) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

     12.3. If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XI.

ARTICLE XIII — MISCELLANEOUS PROVISIONS

     13.1. Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Corporation or its Subsidiaries or to serve as a Director or shall interfere in any way with the right of the Corporation or its Subsidiaries or the shareholders of the Corporation, as applicable, to terminate the employment of a Participant or to release or remove a Director at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Corporation or its Subsidiaries for the benefit of their respective employees unless the Corporation shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Corporation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

     13.2. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16 of the Act.

     13.3. The terms of the Plan shall be binding upon the Corporation, its successors and assigns.

     13.4. Neither a Stock Option nor any other type of equity-based compensation provided for hereunder shall be transferable except as provided for in Section 7.2. In addition to the transfer restrictions otherwise contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Corporation to such Participant shall terminate immediately.

     13.5. This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

     13.6. Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

     13.7. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken, and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

     13.8. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.

     13.9. The Plan is not subject to the provisions of ERISA or qualified under Section 401(a) of the Code.

     13.10. If a Participant is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired upon the exercise of an Incentive Stock Option, (iii) the exercise of a Stock Appreciation Right, or (iv) the receipt of Common Stock pursuant to any other Award, then the issuance of Common Stock to such Participant shall not be made (or the transfer of shares by such Participant shall not be required to be effected, as applicable) unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation. The Committee, in its sole discretion and subject to such rules as it may adopt, may permit the Participant to satisfy such obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Common Stock be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the transfer of the Common Stock to the Participant. Notwithstanding any other provision of the Plan, any election under this Section 13.10 is required to satisfy the applicable requirements of Rule 16b-3 under the Act.

PROXY CARD

FIRST CHARTER CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2005

     The undersigned hereby appoints Robert O. Bratton, Jan H. Hollar, and Anne C. Forrest, and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of Shareholders of First Charter Corporation (the “Corporation”) to be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina, on April 27, 2005 at 10:00 A.M., and at any adjournment thereof, all shares of common stock of the Corporation which the undersigned would be entitled to vote if personally present for the following matters.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRST CHARTER CORPORATION — ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:
https://www.proxyvotenow.com/fct

You can provide your instructions to vote in one of three ways:

1.	Call toll free 1-866-388-1540 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/fct and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[Recycle Logo]] Printed on recycled paper

The Board of Directors recommends a vote FOR each of the following:	Please mark as indicated in this example	☒

				Withhold	For All
			For	All	Except
1.	ELECTION of the following six nominees listed below as Directors with terms expiring in 2008.		☐	☐	☐
	(01) William R. Black	(02) James E. Burt, III
	(03) Jerry A. Felts	(04) John J. Godbold, Jr.
	(05) L. D. Warlick, Jr.	(06) William W. Waters

INSTRUCTION: To vote for all nominees, mark “FOR.” To withhold authority to vote for all nominees, mark “Withhold.” To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that (those) nominee’s(s’) name(s) in the space provided below.

		For	Against	Abstain
2.	TO APPROVE AN AMENDMENT to the Corporation's 2000 Omnibus Stock Option and Award Plan to increase the maximum number of shares of the Corporation’s common stock available for issuance pursuant to awards granted under the plan, from 2,000,000 to 3,500,000.	☐	☐	☐

		For	Against	Abstain
3.	TO RATIFY THE APPOINTMENT OF KPMG LLP as the Corporation’s independent registered public accountants for 2005.	☐	☐	☐

4.	To transact such other business as properly may come before the meeting.

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please be sure to date and sign	Date
this instruction card in the box below.

Sign above

Mark here for address change and note change	☐

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 27, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 27, 2005. 1-866-388-1540	Vote by Internet anytime prior to 3 a.m., April 27, 2005, go to https://www.proxyvotenow.com/fct

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	Access at https://www.proxyvotenow.com/fct

Your vote is important!

Control Number
Provided Here

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST CHARTER CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 27, 2005

The undersigned hereby appoints Robert O. Bratton, Jan H. Hollar, and Anne C. Forrest, and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of Shareholders of First Charter Corporation (the “Corporation”) to be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina, on April 27, 2005 at 10:00 A.M., and at any adjournment thereof, all shares of common stock of the Corporation which the undersigned would be entitled to vote if personally present for the following matters.

The Board of Directors recommends a vote FOR each of the following:

				With-	For All
			For	hold	Except
1.	ELECTION of the following six nominees listed below as Directors with terms expiring in 2008.		☐	☐	☐
	(01) William R. Black	(02) James E. Burt, III
	(03) Jerry A. Felts	(04) John J. Godbold, Jr.
	(05) L. D. Warlick, Jr.	(06) William W. Waters

INSTRUCTION: To vote for all nominees, mark “FOR.” To withhold authority to vote for all nominees, mark “Withhold.” To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that (those) nominee’s(s’) name(s) in the space provided below.

		For	Against	Abstain
2.	TO APPROVE AN AMENDMENT to the Corporation's 2000 Omnibus Stock Option and Award Plan to increase the maximum number of shares of the Corporation’s common stock available for issuance pursuant to awards granted under the plan, from 2,000,000 to 3,500,000.	☐	☐	☐

		For	Against	Abstain
3.	TO RATIFY THE APPOINTMENT OF KPMG LLP as the Corporation’s independent registered public accountants for 2005.	☐	☐	☐

4.	To transact such other business as properly may come before the meeting.

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

Please be sure to date and sign	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST CHARTER CORPORATION

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED